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                                     FOURTH

                              AMENDED AND RESTATED

                                  AGREEMENT OF

                               LIMITED PARTNERSHIP

                                       OF

                              IP TIMBERLANDS, LTD.

================================================================================

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                              IP TIMBERLANDS, LTD.

                                TABLE OF CONTENTS

                                    ARTICLE I

                             ORGANIZATIONAL MATTERS

      SECTION  1.1  Certain Defined Terms....................................2
      SECTION  1.2  Formation and Continuation...............................2
      SECTION  1.3  Name.....................................................2
      SECTION  1.4  Principal Office; Registered Office; Registered Agent....3
      SECTION  1.5  Power of Attorney........................................3
      SECTION  1.6  Term.....................................................4

                                   ARTICLE II

                                     PURPOSE

      SECTION  2.1  Purpose..................................................4

                                 ARTICLE III

                            CAPITAL CONTRIBUTIONS

      SECTION  3.1  Primary Account..........................................4
      SECTION  3.2  Secondary Account........................................6
      SECTION  3.3  Additional Issuance of Securities........................8
      SECTION  3.4  No Preemptive Rights....................................12
      SECTION  3.5  Capital Accounts........................................12
      SECTION  3.6  Interest................................................16
      SECTION  3.7  No Withdrawal...........................................16
      SECTION  3.8  Loans from Partners.....................................16

                                   ARTICLE IV


               MAINTENANCE OF THE ACCOUNTING UNITS; DISTRIBUTIONS

      SECTION  4.1  Sharing of Costs and Expenses of the Primary Account....17
      SECTION  4.2  Sharing of Costs and Expenses of the Secondary Account..17
      SECTION  4.3  Sharing of Revenues of the Primary Account..............18
      SECTION  4.4  Sharing of Revenues of the Secondary Account............19

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      SECTION  4.5  Allocation of Costs and Revenues........................19
      SECTION  4.6  Classification of Certain Costs and Revenues............20
      SECTION  4.7  Financing of Costs and Distributions....................21
      SECTION  4.8  Affiliated Corporations and Partnerships................21
      SECTION  4.9  Closing of the Primary Account..........................22
      SECTION  4.10 Current Distributions...................................22

                                    ARTICLE V

                         FEDERAL INCOME TAX ALLOCATIONS

      SECTION  5.1  Capital Account Allocations.............................23
      SECTION  5.2  Tax Allocations.........................................24

                                   ARTICLE VI

                      MANAGEMENT AND OPERATION OF BUSINESS

      SECTION  6.1  Management..............................................28
      SECTION  6.2  Certificate of Limited Partnership......................28
      SECTION  6.3  Reliance by Third Parties...............................28
      SECTION  6.4  Purchase or Sale of Units...............................29
      SECTION  6.5  Compensation and Reimbursement of the General Partners..29
      SECTION  6.6  Outside Activities......................................30
      SECTION  6.7  Partnership Funds.......................................31
      SECTION  6.8  Indemnification of General Partner......................31
      SECTION  6.9  Liability of General Partners...........................35
      SECTION  6.10 Other Matters Concerning General Partners...............35
      SECTION  6.11 Tax Basis and Value Determinations......................36
      SECTION  6.12 Resolution of Conflicts of Interest.....................36

                                   ARTICLE VII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      SECTION  7.1  Limitation of Liability.................................37
      SECTION  7.2  Management of Business..................................37
      SECTION  7.3  Outside Activities......................................37
      SECTION  7.4  Return of Capital.......................................37
      SECTION  7.5  Rights of Limited Partners and Assignees................37

                                       ii
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                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS


      SECTION  8.1  Records and Accounting..................................38
      SECTION  8.2  Fiscal Year.............................................39
      SECTION  8.3  Reports.................................................39

                                   ARTICLE IX

                               INCOME TAX MATTERS

      SECTION  9.1  Preparation of Tax Returns..............................40
      SECTION  9.2  Tax Elections...........................................40
      SECTION  9.3  Tax Controversies.......................................40
      SECTION  9.4  Organizational Expenses.................................41
      SECTION  9.5  Taxation as a Partnership...............................41
      SECTION  9.6  Withholding.............................................41

                                    ARTICLE X

                            ISSUANCE OF CERTIFICATES

      SECTION  10.1 Issuance of Certificates................................41
      SECTION  10.2 Lost, Stolen or Destroyed Certificates..................42
      SECTION  10.3 Registered Owner........................................42

                                   ARTICLE XI

                              TRANSFER OF INTERESTS

      SECTION  11.1 Transfer................................................43
      SECTION  11.2 Transfer of Interests of General Partners...............43
      SECTION  11.3 Transfer of Units.......................................44
      SECTION  11.4 Transfer of Depositary Units............................44
      SECTION  11.5 Citizenship Certifications; Non-citizen Assignees.......45
      SECTION  11.6 Redemption of Interests.................................46

                                   ARTICLE XII

        ADMISSION OF INITIAL, SUBSTITUTED AND ADDITIONAL LIMITED PARTNERS

      SECTION  12.1 Admission of Initial Limited Partners...................48

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      SECTION  12.2 Admission of Substituted Limited Partners...............48
      SECTION  12.3 Admission of Additional Limited Partners................49
      SECTION  12.4 Admission of Successor Managing General Partner.........49
      SECTION  12.5 Admission of Successor Special General Partner..........50
      SECTION  12.6 Amendment of Records....................................50

                                  ARTICLE XIII

                  WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNERS

      SECTION  13.1 Withdrawal of the General Partners......................50
      SECTION  13.2 Removal of the General Partners.........................52
      SECTION  13.3 Interest of Departing Partner and Successor.............53

                                   ARTICLE XIV

                           DISSOLUTION AND LIQUIDATION

      SECTION  14.1 Dissolution.............................................56
      SECTION  14.2 Continuation of the Business and Reconstitution of the
                    Partnership.............................................56
      SECTION  14.3 Liquidation.............................................57
      SECTION  14.4 Distribution in Kind....................................58
      SECTION  14.5 Return of Capital.......................................58
      SECTION  14.6 Waiver of Partition.....................................59

                                   ARTICLE XV

            AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

      SECTION  15.1 Amendments to be Adopted Solely by the Managing General
                    Partner.................................................59
      SECTION  15.2 Amendment Procedures....................................60
      SECTION  15.3 Amendment Requirements..................................60
      SECTION  15.4 Meetings................................................61
      SECTION  15.5 Notice of a Meeting.....................................62
      SECTION  15.6 Record Date.............................................62
      SECTION  15.7 Adjournment.............................................62
      SECTION  15.8 Waiver of Notice; Consent to Meeting; Approval of
                    Minutes.................................................63
      SECTION  15.9 Quorum..................................................63
      SECTION  15.10 Conduct of Meeting.....................................63
      SECTION  15.11 Action Without a Meeting...............................64
      SECTION  15.12 Voting and Other Rights................................64

                                       iv
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                                   ARTICLE XVI

                                     MERGER

      SECTION  16.1 Authority...............................................65
      SECTION  16.2 Procedure for Merger or Consolidation...................65

      SECTION  16.3 Approval by Limited Partners of Merger or Consolidation.66
      SECTION  16.4 Certificate of Merger...................................67
      SECTION  16.5 Effect of Merger........................................67

                                  ARTICLE XVII

                          PROHIBITIONS AND LIMITATIONS

      SECTION  17.1 General Prohibitions....................................67

                                  ARTICLE XVIII

                               SPECIAL PROVISIONS

      SECTION  18.1 Right of IP to Purchase Units...........................68
      SECTION  18.2 Right of IP to Withdraw 90,000 Acres; Title to
                    the Timberlands.........................................70
      SECTION  18.3 Agreement of IP to Retain Ownership of IPFR.............70
      SECTION  18.4 Right of IP to Retain or Purchase Mineral Interests.....71
      SECTION  18.5 Trademark of IP.........................................72

                                   ARTICLE XIX

                               GENERAL PROVISIONS

      SECTION  19.1 Definitions.............................................72
      SECTION  19.2 Addresses and Notices...................................88
      SECTION  19.3 Titles and Captions.....................................89
      SECTION  19.4 Pronouns and Plurals....................................89
      SECTION  19.5 Further Action..........................................89
      SECTION  19.6 Binding Effect..........................................89
      SECTION  19.7 Integration.............................................89
      SECTION  19.8 Creditors...............................................89
      SECTION  19.9 Waiver..................................................89
      SECTION  19.10 Counterparts...........................................90
      SECTION  19.11 Applicable Law.........................................90
      SECTION  19.12 Invalidity of Provisions...............................90

                                       v
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      SECTION  19.13 Opinions Regarding Taxation as a Partnership...........90

SIGNATURE...................................................................90
ANNEX I.....................................................................92
ANNEX II....................................................................94

                                     FOURTH
                              AMENDED AND RESTATED
                                    AGREEMENT
                                       OF
                               LIMITED PARTNERSHIP
                                       OF
                              IP TIMBERLANDS, LTD.

        THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into by and among IP FOREST RESOURCES COMPANY, a Delaware corporation, and INTERNATIONAL PAPER COMPANY, a New York corporation, the Limited Partners on the effective date of this Agreement and the persons who become Partners of the Partnership as hereinafter provided.

        WHEREAS, the Partnership was organized as a Texas limited partnership pursuant to the provisions of the Texas Uniform Limited Partnership Act (Article 6132a, Vernon's Texas Statutes) (the "Uniform Act") upon the filing with the Secretary of State of the State of Texas on December 28, 1984 of a Certificate of Limited Partnership for the Partnership and pursuant to an original Agreement of Limited Partnership; and

        WHEREAS, the original Agreement of Limited Partnership was amended and restated as of September 25, 1985 (the "First Amended Agreement") and as of October 28, 1985 (the "Second Amended Agreement"); and

        WHEREAS, pursuant to the provisions of the Second Amended Agreement and Sections 13.02(a)(3) and 13.02(c) of the Texas Revised Limited Partnership Act,
Article 6132a-1 of the Revised Civil Statutes of the State of Texas (the "Revised Act"), the Partners by written consent of a Majority Interest in lieu of a meeting, have (i) directed that the Partnership elect to adopt, and be governed by and subject to, the provisions of the Revised Act, (ii) adopted certain other amendments to the Second Amended Agreement and (iii) restated such Agreement in its entirety to reflect such election and amendments, which Agreement shall become effective upon the filing by the Partnership of an appropriate Amended and Restated Certificate of Limited Partnership with the Secretary of State of the State of Texas that conforms to the requirements of the Revised Act.

        NOW, THEREFORE, it is hereby agreed by the parties hereto, intending to be legally bound, as follows:

                                       1

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             THIS AGREEMENT MAY BE SUBJECT TO THE PROVISIONS OF THE
                          TEXAS GENERAL ARBITRATION ACT

                                    ARTICLE I

                             ORGANIZATIONAL MATTERS

SECTION 1.1   Certain Defined Terms.

        Reference is made to Section 18.1 for the meaning assigned to certain defined terms used throughout this Agreement.

SECTION 1.2   Formation and Continuation.

        The Partners hereby adopt the Revised Act and continue the Partnership as a limited partnership pursuant to the provisions of the Revised Act, effective upon the filing with the Secretary of State of the State of Texas by the Managing General Partner on behalf of the Partnership of an Amended and Restated Certificate of Limited Partnership for the Partnership (the "Election Certificate") which specifically states that the Partnership elects to adopt, and be governed by and subject to, the Revised Act. For purposes of this Agreement, the "Texas Act" shall mean, prior to the filing of the Election Certificate with the Secretary of State of the State of Texas, the Uniform Act and after such filing of the Election Certificate, the Revised Act, as it may be amended from time to time, and any successor to the Revised Act. The Partnership shall continue without interruption as constituted immediately prior to the effectiveness of this amended and restated Agreement, and no dissolution or termination followed by a reconstitution of the Partnership is effected by this amendment and restatement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Texas Act. The Partnership Interest of any Partner shall be personal property for all purposes.

SECTION  1.3   Name.

        The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "IP Timberlands, Ltd." The Partnership's business may be conducted under any other name or names deemed advisable by the Managing General Partner. The Managing General Partner in its sole discretion may change the name of the Partnership at any time and from time to time. The words "Limited Partnership" (or an abbreviation thereof) shall be included in the name where necessary for purposes of complying with the laws of any jurisdiction that so requires.

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SECTION  1.4   Principal Office; Registered Office; Registered Agent.

        (a) The principal office of the Partnership shall be 2 Manhattanville Road, Purchase, New York 10577, or such other place as the Managing General Partner may from time to time designate. The Partnership may maintain such offices at such other place or places as the Managing General Partner deems advisable.

        (b) The address of the registered office of the Partnership in the State of Texas is 811 Dallas Avenue, Houston, Texas 77002, and the name and address of the registered agent for service of process on the Partnership in the State of Texas is CT Corporation Systems, 811 Dallas Avenue, Houston, Texas 77002. The Managing General Partner may from time to time change the registered office and the registered agent.

SECTION  1.5   Power of Attorney.

        (a) Each Partner hereby constitutes and appoints the Managing General Partner (and any successor by merger, assignment, election or otherwise) with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead to:

               (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates and other instruments (including, at the option of the Managing General Partner, this Agreement and all amendments thereof which the Managing General Partner deems appropriate or necessary to qualify, or to continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in all jurisdictions in which the Partnership may conduct business or own property; (B) all instruments which the Managing General Partner deems appropriate or necessary to reflect any amendments, changes or modifications of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Managing General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement (including, without limitation, a certificate of cancellation); (D) instruments relating to the admission or substitution of any Partner pursuant to Article XII; and (E) all agreements and other instruments (including, without limitation, a certificate of merger) relating to merger or consolidation of the Partnership pursuant to
        Article XVI; and

               (ii) enter into the Deposit Agreement, deposit all Certificates of any Class owned by such Partner in the Deposit Account established by the Depositary pursuant to the Deposit Agreement, and amend the Deposit Agreement in any manner deemed appropriate by the Managing General Partner.

Nothing herein contained shall be construed as authorizing the Managing General Partner to amend this Agreement except in accordance with Article XV.

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        (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and its shall survive the death, incompetency, dissolution, bankruptcy or termination of any Partner and the transfer of his or its Partnership Interest and shall extend to such Partner's heirs, successors and assigns. Each such Partner hereby agrees to be bound by any representations made by the Managing General Partner, acting in good faith hereby pursuant to such power of attorney; and each such Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing General Partner, taken in good faith under such power of attorney. Each Partner shall execute and deliver to the Managing General
Partner, within fifteen days after receipt of the Managing General Partner's request therefor, such further designations, powers of attorney and other instruments as the Managing General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION  1.6   Term.

        The Partnership shall continue in existence until the close of Partnership business on December 31, 2035 or until the earlier termination of the Partnership in accordance with the provisions of Article XIV.

                                   ARTICLE II

                                     PURPOSE

SECTION  2.1   Purpose.

        The purpose and business of the Partnership shall be, and shall be limited to, the acquisition, development, ownership, management, operation, leasing and disposition of Timber Interests; the carrying on of any business and the doing of any act relating to or arising from the acquisition, development, ownership, management, operation, leasing and disposition of Timber Interests that a limited partnership organized under the Texas Act may carry on; the entering into any partnership, joint venture or other similar arrangement to engage in any of the foregoing; acting as the sole limited partner of the Operating Partnership; and anything incidental to the forgoing.

                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

SECTION  3.1   Primary Account.

        The Partners have made or shall make the following Capital Contributions to the Partnership for attribution to the Primary Account:

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        (a)    Managing General Partner.

               (i) On the Commencement Date, the Managing General Partner contributed to the Partnership, for attribution to the Primary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as Managing General Partner was equal to .99% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Primary Account pursuant to this paragraph
        (a)(i) and paragraphs (b)(i),(c)(i) and (c)(ii) hereof.

               (ii) Following the Commencement Date, whenever a Limited Partner makes a Capital Contribution to the Partnership pursuant to Section 3.3, the Managing General Partner shall contribute to the Partnership, for attribution to the Primary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as Managing General Partner shall be equal to .99% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Primary Account pursuant to this paragraph (a)(ii), paragraph
        (b)(ii) hereof or Section 3.3, as the case may be.

        (b)    Special General Partner.

               (i) On the Commencement Date, the Special General Partner contributed to the Partnership, for attribution to the Primary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as Special General Partner was equal to .01% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Primary Account pursuant to this paragraph
        (b)(i) and paragraphs (a)(i), (c)(i) and (c)(ii) hereof.

               (ii) Following the Commencement Date, whenever a Limited Partner makes a Capital Contribution to the Partnership pursuant to Section 3.3, the Special General Partner shall contribute to the Partnership, for attribution to the Primary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made shall be equal to .01% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Primary Account pursuant to this paragraph (b)(ii), paragraph (a)(ii) hereof or Section 3.3, as the case may be.

        (c) Initial Class A Limited Partners. The Initial Class A Limited Partners were issued Class A Units by the Partnership in exchange for the Capital Contributions provided for herein, as follows:

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               (i) On the Commencement Date, IP contributed the Original Timber
        Interest to the Partnership pursuant to the Conveyance Agreement in exchange for Class A Units and Class B Units and the Agreed Value of the Original Primary Account Property with respect thereto was attributed to the Primary Account. In exchange for the Class A Portion of the Net Agreed Value of such Original Primary Account Property, IP received that number of Class A Units designated in the Conveyance Agreement and, in exchange for the Class B Portion of the Net Agreed Value of such Original Primary Account Property, IP received that number of Class B Units designated in the Conveyance Agreement. At the time of such Capital Contribution, the Partnership assumed (or took the Original Timber Interests subject to) all liabilities and other indebtedness to be assumed by the Partnership in accordance with the Conveyance Agreement. For purposes of crediting Capital Accounts pursuant to
        Section 3.5(a), the Class A Capital Account of IP was credited with the Class A Portion of the Net Agreed Value of the Original Primary Account Property for which the Class A Units were issued pursuant thereto and the Class B Capital Account of IP was credited with the Class B Portion of the Net Agreed Value of the Original Primary Account Property for which the Class B Units were issued pursuant hereto.

               (ii) On the Commencement Date, each Underwriter contributed to the Partnership cash in the amount of the Initial Class A Unit Price multiplied by the number of Class A Units purchased by each such Underwriter pursuant to the Underwriting Agreement at the Commencement Date. Any such cash contributed by an Underwriter was attributed by the Managing General Partner (A) to the Primary Account, in the amount arrived at by multiplying the Primary Account Value times the Primary Account Percentage Interest of such Underwriter (in its capacity as a Class A Limited Partner), and (B) to the Secondary Account, in the amount arrived at by multiplying the Secondary Account Value times the Secondary Account Percentage Interest of such Underwriter (in its capacity as a Class A Limited Partner).

        The Class A Units issued to the Initial Class A Limited Partners pursuant to paragraphs (c)(i) and (c)(ii) hereof were issued on the Commencement Date.

SECTION  3.2   Secondary Account.

        The Partners have made or shall make the following Capital Contributions to the Partnership for attribution to the Secondary Account:

        (a)    Managing General Partner

               (i) On the Commencement Date, the Managing General Partner contributed to the Partnership, for attribution to the Secondary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as Managing General Partner was equal to .99% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Secondary Account pursuant to this paragraph (a)(i) and paragraphs (b)(i) and (c) hereof.

               (ii) Following the Commencement Date, whenever a Limited Partner makes a Capital Contribution to the Partnership pursuant to Section 3.3, the Managing General Partner shall contribute to the Partnership, for attribution to the Secondary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as Managing General Partner shall be equal to .99% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Secondary Account pursuant to this paragraph (a)(ii), paragraph
        (b)(ii) hereof or Section 3.3, as the case may be.

        (b)    Special General Partner

               (i) On the Commencement Date, the Special General Partner contributed to the Partnership, for attribution to the Secondary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as Special General Partner was equal to .01% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Secondary Account pursuant to this paragraph (b)(i) and paragraphs (a)(i) and (c) hereof.

               (ii) Following the Commencement Date, whenever a Limited Partner makes a Capital Contribution to the Partnership pursuant to Section 3.3, the Special General Partner shall contribute to the Partnership, for attribution to the Secondary Account, cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made shall be equal to .01% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership then being attributed to the Secondary Account pursuant to this paragraph (b)(ii), paragraph (a)(ii) hereof or Section 3.3, as the case may be.

        (c) Initial Class B Limited Partner. On the Commencement Date, IP contributed the Original Timber Interests to the Partnership pursuant to the Conveyance Agreement in exchange for Class A Units and Class B Units and the Agreed Value of the Original Secondary Account Property with respect thereto was attributed to the Secondary Account. In exchange for the Class A Portion of the Net Agreed Value of such Original Secondary Account Property, IP received that number of Class A Units designated in the Conveyance Agreement and, in exchange for the Class B Portion of the Net Agreed Value of such Original Secondary Account Property, IP received that number of Class B Units designated in the Conveyance Agreement. At the time of such Capital Contribution, the Partnership assumed (or took the Original Timber Interests subject to) all liabilities and other indebtedness to be assumed by the Partnership in accordance with the Conveyance Agreement. For purposes of crediting Capital Accounts pursuant to
Section 3.5(a), the Class A Capital Account of IP was credited with the Class A Portion of the Net Agreed Value of the Original Secondary Account Property for which the Class A Units were issued pursuant hereto and the Class B Capital

Account
of IP was credited with the Class B Portion of the Net Agreed Value of the Original Secondary Account Property for which the Class B Units were issued pursuant hereto.

        The Class B Units issued to IP, in its capacity as the Initial Class B Limited Partner, pursuant to this paragraph (c) were issued on the Commencement Date. No Class B Units were issued to the Underwriters on the Commencement Date.

SECTION  3.3   Additional Issuance of Securities.

        The Partnership may issue additional securities in accordance with the following provisions of this Section 3.3:

        (a) The terms "issue" or "issuance" of Units for purposes of this Agreement shall mean the acts of (i) accepting Capital Contributions from subscribers for Units, if appropriate, (ii) the admission of such subscribers as Limited Partners, (iii) the amendment of the records of the Partnership in the manner contemplated by Article XII hereof, (iv) the creation of additional limited partnership interests resulting therefrom and (v) the issuance of Certificates evidencing such Units.

        (b) In order to raise additional capital to acquire Timber Interests or other assets, to redeem or retire Partnership debt, to comply with any provision of the Operating Partnership Agreement or for any other Partnership purpose, the Managing General Partner is authorized to cause the Partnership to issue, in addition to the Class A Units and Class B Units issued pursuant to Sections 3.1(c) and 3.2(c), Class A Units, Class B Units or other Units, including, without limitation, combined or reclassified Units, or classes or series thereof, at any time or from time to time, to Partners or to other Persons and to admit them to the Partnership as Additional Partners, all without the consent or approval of the Limited Partners or any percentage or class thereof (other than such consent or approval as may be required by the last sentence of Section 3.3(e)). The Managing General Partner shall have sole discretion, subject to the guidelines set forth herein and the requirements of the Texas Act, in determining the consideration and terms and conditions with respect to any future issuance of Class A Units, Class B Units or other Units, or classes or series thereof including, without limitation, combined or reclassified Units. In addition, the Managing General Partner is authorized to cause the issuance of any other type of security (including, without limitation, unsecured and secured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Units that may be issued by the Partnership, options, rights, warrants or appreciation rights to purchase any such class or series of Units, or any combination of any of the foregoing) from time to time to Partners or other Persons on terms and conditions established in the sole discretion of the Managing General Partner.

        Notwithstanding any provision of this Agreement to the contrary, additional Units to be issued by the Partnership pursuant to this section shall be issuable from time to time in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing classes and series of Units, all as shall be fixed by the Managing General Partner in the exercise of its sole and complete discretion, including, without limitation, (i) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of Units; (ii) the right of each such class or series of Units to share in the Partnership distributions;
(iii) the rights of each such class or series of Units upon dissolution and liquidation of the Partnership; (iv) whether such class or series of additional units is redeemable by the Partnership and, if so, the price at which, and the terms and conditions on which, such class or series of additional Units may be redeemed by the Partnership; (v) whether such class or series of additional Units is issued with the privilege of conversion and, if so, the rate at, and the terms and conditions upon, which such class or series of Units may be converted into any other class or series of additional Units; (vi) the terms and conditions upon which each such class or series of Units will be issued, deposited with the Depositary, evidenced by the Depositary Receipts and assigned or transferred; and (vii) the right of each such class or series of Units to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of each such class or series.

        In connection with the issuance of any class or series of Units or other security, the Managing General Partner, without the consent at the time of any Limited Partner (each Limited Partner, by requesting and being granted admission to the Partnership, being deemed to have consented to such amendment), may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record an amended or restated Certificate of Limited Partnership and whatever other documents may be required in connection therewith, as may be necessary or desirable to reflect the issuance of such class or series of Units or other security and the relative rights and preferences of such class of Units as to the matters set forth in the paragraph above.

        (c) The Managing General Partner is authorized to cause the issuance of Class A Units, Class B Units or other Units (including, without limitation, combined or reclassified Units) or securities (including, without limitation, unsecured and secured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Units that may be issued by the Partnership, or options, rights, warrants or appreciation rights relating to any class or series of Units, or any combination of any of the foregoing) pursuant to any Unitholder or employee benefit plan maintained or sponsored by the Managing General Partner, the Partnership, the Operating Partnership or any Affiliate.

        (d) The Managing General Partner shall do all things necessary to comply with the Texas Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Class A Units, Class B Units, or other Units (including, without limitation, combined or reclassified Units) or securities, including compliance with any statute, rule, regulation or guideline of any Federal, state or other governmental agency or any stock exchange on which the Depositary Units or other such securities are listed for trading.


        (e) Subject to the guidelines set forth herein, a General Partner or any Affiliate of a General Partner may, but is not obligated to, make Capital Contributions to the Partnership in the form of cash or other property in exchange for Units, provided that (i) the sum of (A) that amount obtained by multiplying the Class A Units issued in exchange for any such Capital Contribution times the Unit Price of a Class A Unit, (B) that amount obtained by multiplying the Class B Units issued in exchange for any such Capital Contribution times the Unit Price of a Class B Unit and (C) in the event that additional Units of another class or series (including, without limitation, combined or reclassified Units) are issued pursuant to this Section 3.3, that amount obtained by multiplying the Units of such class or series issued in exchange for any such Capital Contribution times the Unit Price of each such Unit shall not exceed
(ii) the Net Agreed Value of the Contributed Property or the amount of contributed cash, as the case may be. Any issuance of Class A Units, Class B Units or other Units, including, without limitation, combined or reclassified Units, to a General Partner or any Affiliate of a General Partner on terms that do no satisfy the standards set forth in this Section 3.3(e) shall be made only if such issuance is approved by the affirmative vote or consent of more than 50% of the Percentage Interests of the Limited Partners holding the Class of Units being issued; provided, however, that in the case of the issuance of additional Units of a Class not outstanding prior to such issuance on terms that do not satisfy the standards set forth in subsection (C) above, such issuance may be made only if it is approved by the affirmative vote or consent of more than 50% of the Percentage Interests of the Limited Partners holding each Class of Units then outstanding, the Limited Partners holding each such Class of Units being entitled to vote as a separate class.

        (f) (i) (A) During the Initial Term, in acquiring Timber Interests from any Person through an issuance of Units pursuant to paragraphs (b) or (e) hereof, the Managing General Partner shall cause the Partnership to issue (A) Class A Units in exchange for 95.96% of the Primary Account Portion of the Net Agreed Value of such Timber Interests and (B) Class B Units in exchange for 4.04% of the Primary Account Portion of the Net Agreed Value of such Timber Interests. The Managing General Partner shall cause the Partnership to issue (A) Class A Units in exchange for 4.04% of the Secondary Account Portion of the Net Agreed Value of such Timber Interests and (B) Class B Units in exchange for 95.96% of the Secondary Account Portion of the Net Agreed Value of such Timber Interests. For purposes of crediting Capital Accounts pursuant to Section 3.5(a), the Class A Capital Account of any Contributing Partner shall be credited with that portion of the Net Agreed Value of the Timber Interests for which Class A Units were issued pursuant hereto and the Class B Capital Account of such Partner shall be credited with that portion of the Net Agreed Value of the Timber Interests for which Class B Units were issued pursuant hereto.

                             (B) Following the Initial Term, in acquiring Timber
               Interests from any Person through an issuance of Units pursuant to paragraph (b) or (e) hereof, the Managing General Partner shall cause the Partnership to issue (A) Class A Units in exchange for 4.04% of the Net Agreed Value of such Timber

               Interests and (B) Class B Units in exchange for 95.96% of the Net Agreed Value of such Timber Interests; unless the Class A Units and the Class B Units shall have been combined or reclassified pursuant to paragraph (g) hereof, in which case the Partnership shall issue such combined or reclassified Units. For purposes of crediting Capital Accounts pursuant to Section 3.5(a), the Class A Capital Account of any Contributing Partner shall be credited with that portion of the Net Agreed Value of the Timber Interests for which Class A Units were issued pursuant hereto and the Class B Capital Account of such Partner will be credited with that portion of the Net Agreed Value of the Timber Interests for which Class B Units were issued pursuant thereto; unless the Class A Capital Accounts and the Class B Capital Accounts have been combined into a single Capital Account pursuant to Section 3.5(e)(ii), in which case, such single Capital Account maintained for such Contributing Partner shall be credited with the Net Agreed Value of the Timber Interests for which such Class A Units, Class B Units or other combined or reclassified Units were issued pursuant thereto.

                             (C) During the Initial Term, the Primary Account
               Portion of the Agreed Value of any Timber Interests acquired with Units pursuant to paragraphs (b) or (e) hereof will be attributed to the Primary Account, and the Secondary Account Portion of the Agreed Value of any such Timber Interests will be attributed to the Secondary Account.

                             (D) Following the Initial Term, the Agreed Value of
               any Timber Interests acquired with Class A Units and Class B Units (or any combined or reclassified Units) pursuant to paragraphs (b) or (e) hereof will be attributed in full to the Secondary Account.

               (ii) (A) During the Initial Term whenever the Managing General Partner intends to cause the Partnership to issue additional Units for Capital Contributions of cash, pursuant to paragraphs (b) or (e) hereof, the Managing General Partner must determine (1) that portion of such cash to be used to pay costs charged to, repay borrowings attributable to and make distributions with respect to the Primary Account and (2) that portion of such cash to be used to pay costs charged to, repay borrowings attributable to and make distributions with respect to the Secondary Account. To the extent cash is so attributed to the Primary Account, the Managing General Partner shall cause the Partnership to issue Class A Units in exchange for 95.96% of such attributed cash and Class B Units in exchange for 4.04% of such attributed cash. Any such cash so attributed to the Primary Account will be credited in full to the Primary Account. To the extent cash is so attributed to the Secondary Account, the Managing General Partner shall cause the Partnership to issue Class A Units in exchange for 4.04% of such attributed cash and Class B Units in exchange for 95.96% of such attributed cash. Any such cash so attributed to the Secondary Account will be credited in full to the Secondary Account.

                             (B) Following the Initial Term, whenever the
               Managing General Partner intends to cause the Partnership to issue additional Units for Capital Contributions of cash pursuant to paragraphs (b) or (e) hereof, Class A Units will be issued in exchange for 4.04% of the total cash to be contributed and Class B Units will be issued in exchange for 95.96% of the total cash to be contributed; unless the Class A Units and the Class B Units shall have been combined or reclassified pursuant to paragraph
               (g) hereof, in which case the Partnership shall issue such combined or reclassified Units. All such cash contributed for Class A Units and Class B Units (or any combined or reclassified Units) will be attributed in full to the Secondary Account.

        (g) The Managing General Partner shall have the power, without any further consent or approval by any Partners, to amend the Certificate of Limited Partnership (i) to divide the outstanding Class A Units into a greater number of Class A Units or to combine the outstanding Class A Units into a smaller number of Class A Units, (ii) to divide the outstanding Class B Units into a greater number of Class B Units or to combine the outstanding Class B Units into a smaller number of Class B Units, and/or (iii) following the Initial Term, to combine or reclassify the Class A Units and the Class B Units into a single class of Units so that the Class A Units represent 4.04% of the new Class of Units and the Class B Units represent 95.96% of such new Class of Units. A corresponding change in the outstanding Depositary Units may also be made, if deemed appropriate by the Managing General Partner in its sole discretion.

SECTION  3.4   No Preemptive Rights.

        No Partner shall have any preemptive, preferential or other right with respect to (i) additional Capital Contributions; (ii) issuance or sale of Class A Units, Class B Units or any other Units; (iii) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any Class A Units, Class B Units or any other Units;
(iv) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (v) issuance or sale of any other securities that may be issued or sold by the Partnership.

SECTION  3.5   Capital Accounts.

        The Partnership shall maintain Capital Accounts in accordance with the following provisions of this Section 3.5:

        (a) The Partnership shall maintain for each General Partner a separate Capital Account. Such Capital Account shall be increased by (i) the cash amount or Net Agreed Value of all Capital Contributions made by such General Partner pursuant to this Agreement and (ii) all items of Partnership income and gain computed in accordance with Section 3.5(b) and allocated to such Partner pursuant to Section 5.1 and decreased by (iii) the cash amount or Net Agreed Value of all distributions of cash or property made to such Partner pursuant to this Agreement and (iv) all items of Partnership deduction and loss computed in accordance with Section 3.5(b) and allocated to such Partner pursuant to Section 5.1.

        Subject to paragraph (e) hereof, the Partnership shall maintain for each Class A Limited Partner a separate Class A Capital Account with respect to the Class A Units held by such Partner. Each Class A Capital Account shall be increased by (i) the cash amount or that portion of the Net

Agreed Value of all Capital Contributions made in exchange for the issuance of the Class A Units held by such Partner pursuant to this Agreement and (ii) all items of income and gain computed in accordance with Section 3.5(b) and allocated with respect to the Class A Units held by such Partner pursuant to
Section 5.1 and decreased by (iii) the cash amount or Net Agreed Value of all distributions of cash or property made with respect to the Class A Units held by such Partner pursuant to this Agreement and (iv) all items of deduction and loss computed in accordance with Section 3.5(b) and allocated with respect to the Class A Units held by such Partner pursuant to Section 5.1.

        Subject to paragraph (e) hereof, the Partnership shall maintain for each Class B Limited Partner a separate Class B Capital Account with respect to the Class B Units held by such Partner. Each Class B Capital Account shall be increased by (i) the cash amount or that portion of the Net Agreed Value of all Capital Contributions made in exchange for the issuance of the Class B Units held by such Partner pursuant to this Agreement and (ii) all items of income and gain computed in accordance with Section 3.5(b) and allocated with respect to the Class B Units held by such Partner pursuant to Section 5.1 and decreased by
(iii) the cash amount or Net Agreed Value of all distributions of cash or property made with respect to the Class B Units held by such Partner pursuant to this Agreement and (iv) all items of deduction and loss computed in accordance with Section 3.5(b) and allocated with respect to the Class B Units held by such Partner pursuant to Section 5.1.

        (b) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of such items shall be the same as its determination, recognition and classification for Federal income tax purposes, provided that:

               (i) Solely for purposes of the application of the provisions of this Section 3.5, the Partnership shall be treated as owning directly its proportionate share of all property owned by all Affiliated Partnerships (as determined by the Managing General Partner based upon the provisions of the Affiliated Partnership Agreements).

               (ii) Any deductions for depreciation, cost recovery or amortization (other than depletion under Section 611 of the Code) attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership was equal to the Agreed Value of such property. Upon an adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to Sections 3.5(d),
        6.11 or 18.2, any further deductions for such depreciation, cost recovery or amortization (other than depletion under Section 611 of the Code) attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

               (iii) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for Federal income tax purposes pursuant to Section 48(q)(1) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to
        Section 5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

               (iv) Any depletion deductions separately determined, in accordance with the principles of Section 611 of the Code, with respect to a separate timber account shall be computed as if the aggregate adjusted basis of the timber units in such timber account on the date of such determination was equal in amount to the Partnership's Carrying Value with respect to such timber account as of such date. The depletion allowance separately determined with respect to a timber account shall not, in the aggregate, exceed the Partnership's total Carrying Value with respect to all of the timber units included in such timber account. This provision shall only apply to depletion separately stated as an item of deduction, as opposed to depletion amounts treated as a reduction of amount realized or included as a cost of goods sold (which depletion amounts are the subject of Section 3.5(b)(v)).

               (v) Any income, gain or loss attributable to the taxable disposition of any property (including any disposition of a Timber Interest, regardless of qualification under Section 631 of the Code) shall be determined by the Partnership as if the adjusted basis of such property (or, in the case of certain timber dispositions, the "adjusted depletion basis" of such timber) as of such date of disposition was equal in amount to the Partnership's total Carrying Value with respect to such property as of such date. The adjusted basis or adjusted depletion basis, whichever the case may be, determined upon sales or other dispositions of timber units included in a timber account shall not, in the aggregate, exceed the Partnership's total Carrying Value with respect to all of the timber units included in such timber account.

               (vi) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of capital account maintenance, be treated as an item of deduction and shall be allocated among the Partners pursuant to Section 5.1.


               (vii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under
        Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for Federal income tax purposes.

        (c) Generally, a transferee of a Percentage Interest will succeed to the Capital Account relating to the Partnership Interest transferred. However, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of the Partnership Interest) pursuant to Sections 14.3 and 14.4 and recontributed by such Partners in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution, pursuant to Section 3.5(d)(ii), and such adjusted Carrying Values shall constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 3.5.

        (d) (i) Upon an issuance of additional Units for cash or Contributed Property pursuant to Section 3.3, the appropriate Capital Accounts of all Partners (and the Carrying Values of all Partnership properties) shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof and Section 704(b) of the Code) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such properties, immediately prior to such issuance, and had been allocated to the Partners, at such time, pursuant to Section 5.1).

        During the Initial Term, in determining such Unrealized Gain or Unrealized Loss, the fair market value of the Partnership properties, as of any date of determination, shall be determined by (A) first, determining the Primary Account Value and Secondary Account Value, as of such date of determination, (B) second, adding to the Primary Account Value and the Secondary Account Value, whichever the case may be, the amount of any outstanding Partnership indebtedness attributed, as of such date of determination, by the Managing General Partner to any property attributed to either such Accounting Unit, and
(C) third, allocating the value attributed to an Accounting Unit under clause
(B) hereof among the properties attributed to such Accounting Unit based on whatever reasonable method the Managing General Partner shall, in its sole discretion, determine. After the Initial Term, in determining such Unrealized Gain or Unrealized Loss attributable to properties attributed to the Secondary Account, the fair market value of such Partnership properties, as of any date of determination, shall be determined based upon the Issue Price at which such additional Class A Units, Class B Units or other Units including, without limitation, combined or reclassified Units, are issued.

               (ii) Immediately prior to the distribution of any Partnership property in liquidation of the Partnership pursuant to Sections 14.3 and 14.4, the appropriate Capital Accounts of all Partners (and the Carrying Values of all Partnership properties) shall be adjusted (consistent with the provisions hereof and of Section 704(b) of the Code) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such properties, immediately prior to such distribution, and had been allocated to the Partners, at such time, pursuant to Section 5.1). In determining such

        Unrealized Gain or Unrealized Loss, the fair market value of Partnership properties shall be determined in the manner provided in Section 14.4.

        (e) (i) Immediately prior to the distribution of any Partnership property in liquidation of the Partnership pursuant to Sections 14.3 and 14.4, once all adjustments to the Capital Accounts provided for herein have been made, the Capital Accounts of any Limited Partner owning more than one class of Units shall be combined into a single Capital Account (in the event such Capital Accounts have not theretofore been combined pursuant to paragraph (ii) hereof).

               (ii) In the event the Partnership is not liquidated during the Initial Term, once the final distribution with respect to the Primary Account has been made to the Partners pursuant to Section 4.10(a)(ii)(A), the Managing General Partner may, in its sole discretion, combine the Class A Capital Account, the Class B Capital Account, and any other Capital Account of any Limited Partner owning more than one class of Units into a single Capital Account and, thereafter, maintain a single Capital Account with respect to each Limited Partner in accordance with the above principles. In the event the Managing General Partner elects to combine or reclassify the Class A Units and Class B Units into a single class of Units pursuant to Section 3.3(g), the Class A Capital Account and Class B Capital Account of any Limited Partner owning both Class A Units and Class B Units shall be combined into a single Capital Account.

SECTION  3.6   Interest.

        No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

SECTION  3.7   No Withdrawal.

        A Partner shall not be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Section 4.10 and Articles XIII and XIV.

SECTION  3.8   Loans from Partners.

        Loans by a Partner to the Partnership shall not be considered Capital Contributions.

                                   ARTICLE IV

               MAINTENANCE OF THE ACCOUNTING UNITS; DISTRIBUTIONS

SECTION  4.1   Sharing of Costs and Expenses of the Primary Account.

        Except as otherwise specifically provided herein, for each calendar year during the Initial Term all of the following costs and expenses of the Partnership will be attributed to the Primary Account and shall be charged to the Partners in accordance with their respective Primary Account Percentage
Interests:

        (a) All Partnership costs and expenses attributable to the Partnership's sale or other disposition of Timber Interests, or the Partnership's acquisition of Timber Interests, to the extent attributed to the Primary Account by the Managing General Partner pursuant to Section 4.6(a);

        (b) All Partnership costs and expenses attributable to the Partnership's supervision, operation, management and treatment of its Timber Interests and all General and Administrative Overhead, to the extent attributed to the Primary Account by the Managing General Partner pursuant to Section 4.6(b);

        (c) All Partnership costs and expenses, if any, attributable to the Partnership's cutting, transportation and other processing of timber (whether performed directly by the Partnership or indirectly through an agent or independent contractor);

        (d) All other Partnership costs and expenses attributable to Partnership activities that are reasonably determined by the Managing General Partner to be activities the benefits of which will be realized primarily during the Initial Term for the benefit of the Primary Account; and

        (e) No Partnership costs or expenses attributable to minerals or mineral interests acquired or owned by the Partnership pursuant to Section 18.4 will be attributed to the Primary Account.

No Partnership costs and expenses will be attributed to the Primary Account following the expiration of the Initial Term.

SECTION  4.2   Sharing of Costs and Expenses of the Secondary Account.

        Except as otherwise specifically provided herein, for each calendar year during the Initial Term all of the following costs and expenses of the Partnership shall be attributed to the Secondary Account and shall be charged to the Partners in accordance with their respective Secondary Account Percentage
Interests:

        (a) All Partnership costs and expenses incurred in the reforestation of the Partnership's Timberlands;

        (b) All Partnership costs and expenses attributable to the Partnership's sale or other disposition of Timber Interests; or the Partnership's acquisition of Timber Interests, to the extent attributable to the Secondary Account by the Managing General Partner pursuant to Section 4.6(a);

        (c) All Partnership costs and expenses attributable to the Partnership's supervision, operation, management and treatment of its Timber Interests and all General and Administrative Overhead costs to the extent attributed to the Secondary Account by the Managing General Partner pursuant to Section 4.6(b);

        (d) All other Partnership costs and expenses attributable to Partnership activities that are reasonably determined by the Managing General Partner to be activities the benefits of which will be realized either (i) primarily during the Initial Term for the benefit of the Secondary Account or (ii) primarily following the expiration of the Initial Term; and

        (e) All Partnership costs and expenses attributable to minerals or mineral interests acquired or owned by the Partnership pursuant to Section 18.4 will be attributed to the Secondary Account.

All Partnership costs and expenses will be attributed to the Secondary Account following the expiration of the Initial Term.

SECTION  4.3   Sharing of Revenues of the Primary Account.

        Except as otherwise specifically provided herein, for each calendar year during the Initial Term all of the following revenues of the Partnership shall be attributed to the Primary Account and shall be credited to the Partners in accordance with their respective Primary Account Percentage Interests:

        (a) All Partnership revenues attributable to the Partnership's sale or other disposition of Timber Interests, to the extent such revenues have been attributed to the Primary Account by the Managing General Partner pursuant to
Section 4.6(c);

        (b) All Partnership revenues attributable to interest or other earnings resulting from the investment of the Partnership's funds, to the extent such revenues have been attributed to the Primary Account by the Managing General Partner pursuant to Section 4.6(d);

        (c) All other Partnership revenues attributable to the land and forest management, ownership and operation of the Timber Interests or other assets or properties of the Partnership during the Initial Term attributed to the Primary Account by the Managing General Partner pursuant to Section 4.6(e); and

        (d) No Partnership revenues attributable to minerals or mineral interests acquired or owned by the Partnership pursuant to Section 18.4 will be attributed to the Primary Account.

No partnership revenues will be attributed to the Primary Account following the expiration of the Initial Term.

SECTION  4.4   Sharing of Revenues of the Secondary Account.

        Except as otherwise specifically provided herein, for each calendar year during the Initial Term all of the following revenues of the Partnership shall be attributed to the Secondary Account and shall be credited to the Partners in accordance with their respective Secondary Account Percentage Interests:

        (a) All Partnership revenues attributable to the Partnership's sale or other disposition of Timber Interests, to the extent such revenues have been attributed to the Secondary Account by the Managing General Partner pursuant to
Section 4.6(c);

        (b) All Partnership revenues attributable to interest or other earnings resulting from the investment of the Partnership's funds, to the extent such revenues have been attributed to the Secondary Account by the Managing General Partner pursuant to Section 4.6(d);

        (c) All other Partnership revenues attributable to land and forest management, ownership and operation of the Timber Interests or other assets or properties of the Partnership during the Initial Term attributed to the Secondary Account by the Managing General Partner pursuant to Section 4.6(e); and

        (d) All Partnership revenues attributable to minerals or mineral interests acquired or owned by the Partnership pursuant to Section 18.4 will be attributed to the Secondary Account.

All Partnership revenues will be attributed to the Secondary Account following the expiration of the Initial Term.

SECTION  4.5   Allocation of Costs and Revenues.

        For purposes of the sharing of costs and revenues attributed to an Accounting Unit, the accrual of such costs and revenues shall be determined on a monthly or other reasonable basis and allocated among the Partners holding Units at the close of business on the last day of each such month (or other reasonable period) taking into account each such Partner's Percentage Interest in the Partnership on such day, in a manner consistent with the allocation method utilized by the Managing General Partner pursuant to Sections 5.2(h) and (i).

SECTION  4.6   Classification of Certain Costs and Revenues.

        Certain Partnership costs and revenues must be allocated between the Primary Account and the Secondary Account in determining the classification of such costs and revenues during the Initial Term. The Managing General Partner, in its sole discretion, will be responsible for making such allocation of costs and revenues in accordance with general timber industry practices and the following principles:

        (a) Partnership costs and expenses attributable to (i) the Partnership's sale or other disposition of Timber Interests or to (ii) the acquisition of Timber Interests during the Initial Term shall be allocated and charged to the Primary Account in that amount arrived at by multiplying the Primary Account Factor times the total amount of such costs and revenues. Such costs and expenses shall be allocated and charged to the Secondary Account in that amount arrived at by multiplying the Secondary Account Factor times the total amount of such costs and expenses.

        (b) Partnership costs and expenses attributable to the supervision, operation, management and treatment of the Partnership's Timber Interest or to General and Administrative Overhead shall be allocated between the Primary Account and the Secondary Account as determined by the Managing General Partner on a reasonable basis. Initially, the Managing General Partner intends to allocate annually an amount of such costs and expenses of the Partnership to the Primary Account equal to 15% of the annual revenues credited to the Primary Account on an annual basis and to allocate the balance of such costs to the Secondary Account; provided, however, that the Managing General Partner may, in the exercise of its reasonable judgment, change or modify the method of such allocation or adjust such percentage if the cost allocation between the Primary Account and the Secondary Account is determined not to be representative of the respective benefits derived from such costs by the Primary Account and the Secondary Account.

        (c) Partnership revenues realized upon the sale or other disposition of Timber Interests during the Initial Term shall be allocated and credited to the Primary Account in that amount arrived at by multiplying the Primary Account Factor times the total amount of such revenues. Such revenues shall be allocated and credited to the Secondary Account in that amount arrived at by multiplying the Secondary Account Factor times the total amount of such revenues.

        (d) Partnership revenues attributable to interest or other earnings resulting from the investment of the Partnership's funds during the Initial Term shall be allocated between the Primary Account and the Secondary Account by the Managing General Partner using whatever method of allocation it deems reasonable, taking into account the source of such Partnership funds.

        (e) Partnership revenues not otherwise classified hereinabove that are attributable to the land and forest management, ownership and operation of the Timber Interests or other assets or properties of the Partnership shall be allocated between the Primary Account and the Secondary Account by the Managing General Partner using whatever method of allocation it deems reasonable.

SECTION  4.7   Financing of Costs and Distributions.

        (a) During the Initial Term, the Managing General Partner may, in its sole discretion, utilize the Capital Contributions or revenues attributed or credited to an Accounting Unit to finance (i) costs and expenses charged to such Accounting Unit or (ii) distributions to be made to Partners with respect to such Accounting Unit. In addition, the Managing General Partner may incur borrowings (in accordance with Section 6.1) on behalf of the Partnership to finance such costs and expenses charged to, or distributions made with respect to, such Accounting Unit. If any borrowings are so incurred to pay costs or to make distributions to Partners with respect to an Accounting Unit, the Managing General Partner must thereafter utilize revenues or Capital Contributions that have been attributed to such Accounting Unit (pursuant to Article III or the provisions hereof) to repay such borrowings (including interest), or any other indebtedness incurred to refinance such borrowing, and shall not utilize revenues or Capital Contributions that have been attributed to the other Accounting Unit (pursuant to Article III or the provisions hereof) as a means of effecting such repayment. Nothing contained in this Section 4.7 shall prevent the Managing General Partner from causing the Partnership to incur borrowings or create other obligations which would permit creditors or other third parties to have full recourse against all assets of the Partnership in satisfying such borrowings or other obligations.

        (b) If during the course of the Initial Term, the Partnership engages in a transaction which entails a like-kind exchange of property and the application of the Primary Account Factor and the Secondary Account Factor with respect to the acquired property results in the attribution to one Accounting Unit of an interest in the acquired property which is less than the interest in the exchanged property previously attributed to such Accounting Unit, such Accounting Unit shall receive a transfer of cash attributed to the other Accounting Unit as reimbursement for any resulting decrease in value.

SECTION  4.8   Affiliated Corporations and Partnerships.

        (a) Solely for purposes of the application of this Article IV, the Partnership's proportionate share of the underlying revenues and costs of an Affiliated Partnership (such "proportionate share" to be determined by the Managing General Partner based upon the provisions of the Affiliated Partnership Agreement) shall be attributed between the Accounting Units, and correspondingly credited or charged to the Partners, as if the Partnership's proportionate share of the assets of such Affiliated Partnership (as determined in the manner provided hereinabove) had been owned directly by the Partnership.

        (b) In the event the Partnership conducts operations through Affiliated Corporations, the Managing General Partner shall attribute between the Accounting Units the ownership of the stock in such Affiliated Corporations, contributions made to such Affiliated Corporations and distributions received from such Affiliated Corporations on a reasonable basis that reflects the manner in which the Partnership would have attributed the underlying assets, charged the underlying costs and credited the underlying revenues between such Accounting Units had such assets been owned directly by the Partnership and had such attribution been made in accordance with the provisions of Article III and this Article IV.

SECTION  4.9   Closing of the Primary Account.

        (a) Immediately prior to the distribution of any Partnership property during the Initial Term in liquidation of the Partnership pursuant to Sections
14.3 and 14.4, once all adjustments to the Capital Accounts and the Carrying Values of the properties have been made pursuant to Section 3.5(d), the Primary Account shall be combined with the Secondary Account into a single Accounting Unit.

        (b) In the event the Partnership is not liquidated during the Initial Term, following the expiration of the Initial Term the Managing General Partner shall repay any Partnership borrowings attributed to the Primary Account (or reserve cash for the repayment thereof) and make any distributions required by
Section 4.10(a)(ii)(A) (to the extent possible utilizing cash attributed to the Primary Account to fund any such repayment of distribution). Immediately thereafter, the Primary Account shall be closed.

SECTION  4.10  Current Distributions.

        (a) Unless otherwise provided herein, the Managing General Partner may make such cash distributions as it, in its sole discretion, may determine, without being limited to current or accumulated income or gains, from any Partnership funds, including, but not limited to, borrowed funds. In its sole discretion, the Managing General Partner may also distribute to the Partners other Partnership property, additional Units or other securities of the Partnership or other entities. Such distributions shall be made in accordance with the following general principles:

               (i) From time to time during the Initial Term, and not less often than at the end of each calendar quarter, the Managing General Partner shall review the Partnership's Primary Account and Secondary Account to determine whether distributions are appropriate, taking into account the costs and revenues which are charged and credited during the preceding calendar quarter to each such Accounting Unit pursuant to the provisions hereof and any repayment obligations relating to indebtedness previously incurred with respect to each such Accounting Unit. All such distributions shall be made concurrently to all Record Holders (registered with the Depositary on the Record Date set for purposes of such distribution) and to the General Partners in accordance with (A) as to distributions with respect to the Primary Account, the Partners' respective Primary Account Percentage Interests as of such Record Date and (B) as to distributions with respect to the Secondary Account, the Partners' respective Secondary Account Percentage Interests as of such Record Date.

               (ii)     Following the expiration of the Initial Term:

                             (A) With respect to the Primary Account, the
               Managing General Partner shall repay all Partnership borrowings attributed to the Primary Account (or reserve cash for the repayment thereof), to the extent possible utilizing cash attributed to the Primary Account. All remaining cash attributed to the Primary Account shall be distributed concurrently to all Record Holders (registered with the Depositary on the Record Date set for such final distribution) and to the General Partners in accordance with their respective Primary Account Percentage Interests as of such Record Date.

                             (B) With respect to the Secondary Account, the
               Managing General Partner, based upon the principles set forth hereinabove, may continue to make distributions concurrently to all Record Holders (registered with the Depositary on the Record Date set for any such distribution) and to the General Partners in accordance with their respective Secondary Account Percentage Interests as of such Record Date.

        (b) Notwithstanding the terms of paragraph (a) above, the Managing General Partner shall not cause the Partnership to make any distributions to Record Holders from the Secondary Account at any time during which there is any indebtedness of the Operating Partnership owed to any of its general partners.

        (c) Any amounts paid pursuant to Section 6.5 shall not be deemed to be distributions for purposes of this Agreement.

        (d) The Managing General Partner may, at its election as provided in
Section 9.6, withhold a portion of any distribution made to a Partner as it determines is necessary to comply with the withholding requirements of the Code.

                                    ARTICLE V

                         FEDERAL INCOME TAX ALLOCATIONS

SECTION  5.1   Capital Account Allocations.

        For purposes of maintaining the Capital Accounts and determining the rights of the Partners among themselves, each item of income, gain, loss and deduction (computed in accordance with Section 3.5(b)) shall be allocated among the Partners in the following manner:

        (a) All such items of income, gain, loss and deduction attributable to or arising from revenues and costs of the Partnership (or an Affiliated Partnership) attributed to the Primary Account pursuant to Sections 4.1 and 4.3 shall be allocated to the Managing General Partner, the Special General Partner, the Class A Limited Partners and the Class B Limited Partner in accordance with their respective Primary Account Percentage Interests.

        (b) All such items of income, gain, loss and deduction attributable to or arising from revenues and costs of the Partnership (or an Affiliated Partnership) attributed to the Secondary Account pursuant to Sections 4.2 and
4.4 shall be allocated to the Managing General Partner, the Special General Partner, the Class A Limited Partners and the Class B Limited Partner in accordance with their respective Primary Account Percentage Interests. Notwithstanding the immediately preceding sentence, all items of deduction or loss attributable to the Charitable Contribution shall be allocated to the Class B Limited Partners.

        (c) If any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704- 1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate a deficit in its Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section 5.1(c) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704- 1(b)(2)(ii)(d).

        (d) If there is a net decrease in Partnership minimum gain during a Partnership taxable year, all Partners with a deficit Capital Account balance at the end of such year, computed as described in Treasury Regulation Section 1.704-1(b)(4)(iv)(e), shall be allocated, before any other allocation of Partnership items for such taxable year is made under Section 704(b) of the Code, items of income and gain for such year (and, if necessary, subsequent years) in the amount and in the proportions sufficient to eliminate such deficits as quickly as possible. For purposes of this Section 5.1(d), "minimum gain" shall be determined in accordance with Treasury Regulation Section 1.704-1(b)(4)(iv). This Section 5.1(d) is intended to constitute a "minimum gain chargeback" within the meaning of Treasury Regulation Section 1.704-1(b)(4)(iv)(e).

SECTION  5.2   Tax Allocations.

        (a) For Federal income tax purposes, except as otherwise provided in
Section 5.2(b), each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in the following manner:

               (i) All such items of income, gain, loss, deduction and credit attributable to or arising from revenues and costs of the Partnership (or an Affiliated Partnership) attributed to the Primary Account pursuant to Sections 4.1 and 4.3 shall be allocated to the Managing General Partner, the Special General Partner, the Class A Limited Partners and the Class B Limited Partner in accordance with their respective Primary Account Percentage Interests.

               (ii) All such items of income, gain, loss, deduction and credit attributable to or arising from revenues and costs of the Partnership (or an Affiliated Partnership) attributed to the Secondary Account pursuant to Sections 4.2 and 4.4 shall be allocated to the Managing General Partner, the Special General Partner, the Class A Limited Partners and the Class B Limited Partner in accordance with their respective Secondary Account Percentage Interests.

        (b) For the purpose of eliminating Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

               (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution. (B) Except as otherwise provided in Sections 5.2(k) and 5.2(l), any items of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the manner such items would have otherwise been allocated pursuant to Section 5.2(a).

               (ii) (A) In the case of an Adjusted Property, such items attributable thereto shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 3.5(d)(i), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with
        Section 5.2(b)(i)(A). (B) Except as otherwise provided in Sections 5.2(k) and 5.2(l), any items of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the manner such items would have otherwise been allocated pursuant to Section 5.2(a).

               (iii) Except as otherwise provided in Sections 5.2(b)(iv), or 5.2(k) and 5.2(l), all other items of income, gain, loss and deduction shall be allocated among the Partners in the manner such items would have otherwise been allocated pursuant to Section 5.2(a).

               (iv) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B), 5.2(b)(ii)(B) or 5.2(b)(iii) shall be subject to allocation by the Managing General Partner in a manner designed to eliminate, to the maximum extent possible, Book- Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the ceiling limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A); provided that such allocation would not have a material adverse effect on the Limited Partners. This provision shall be applied separately with respect to all items of income, gain, loss or deduction attributed to an Accounting Unit in eliminating the Book-Tax Disparities in any Contributed Property or Adjusted Property attributed to that Accounting Unit.

        (c) It is intended that the allocations in paragraphs (b)(i)(A) and
(b)(ii)(B) hereof effect an allocation for Federal income tax purposes pursuant to Section 704(c) of the Code and the Treasury Regulations promulgated thereunder and comply with any limitations or restrictions therein. The allocations in paragraph (b) hereof are designed to eliminate, to the extent possible, disparities that otherwise exist between the balances of the Partners' Capital Accounts, as maintained pursuant to Section 3.5, and such balances had such Capital Accounts been maintained strictly in accordance with tax accounting principles. The Managing General Partner shall have discretion to make the allocations and adjustments to Capital Accounts in any reasonable manner consistent with the intentions of the Partners as reflected in the provisions of this Agreement and permitted or required by
Section 704 of the Code.

        (d) For purposes of determining the amounts of income, gain or loss to be allocated pursuant hereto upon the harvesting, sale or other disposition of Standing Timber (whether recognized in a Bulk Sale, a Section 631(b) Sale or a
Section 631(a) Cut) or Timberlands, it will be necessary to allocate between the Primary Account and the Secondary Account (i) upon the acquisition of such Standing Timber or such Timberland, the adjusted tax basis thereof and (ii) upon the sale of such Standing Timber or such Timberland, the "amount realized" (for purposes of Section 1001 of the Code) therefrom. The Managing General Partner, in its sole discretion, shall make such allocations of adjusted tax basis (as of the time such property is acquired by the Partnership) and of amount realized (as of the time such property is harvested, sold or otherwise disposed of) utilizing the Primary Account Factor and Secondary Account Factor based upon such assumptions and made in such manner as it deems reasonable and appropriate.

        (e) In the case of an involuntary conversion of property under Section 1033 of the Code, or a like-kind exchange under Section 1031 of the Code, all or part of the gain ultimately recognized upon the disposition of the acquired property may include Transferred Gain. To the extent any such Transferred Gain is recognized during the Initial Term, it shall be attributed to the Accounting Unit to which such gain would have otherwise been attributed had such gain been recognized upon such involuntary conversion or like-kind exchange and, thereafter, allocated in accordance with the provisions of this Section 5.2.

        (f) All items of income, gain, loss, deduction and credit (or basis therefor) recognized by the Partnership for Federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary to take into account those adjustments authorized under Sections 734 and 743 of the Code and, where appropriate, to provide only Partners recognizing gain on Partnership distributions covered by Section 734 with the Federal income tax benefits attributable to the increased basis in Partnership property resulting from any election under Section 754 of the Code.

        (g) To the extent of any Recapture Income resulting form the sale or other taxable disposition of a Partnership asset, the amount of any gain from such disposition allocated to a Partner (or its successor in interest) for Federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent such Partner has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.


        (h) In the event of the transfer of a Partnership Interest during a year, each item of Partnership income, gain, loss, deduction and credit attributable to the transferred Partnership Interest shall, for Federal Income tax purposes, be determined on a monthly or other reasonable basis and allocated to the owner of such Partnership Interest at the close of business on the last day of the month or other reasonable period (or allocated between the transferor and transferee on any other reasonable basis required or permitted by Section 706 of the Code and regulations or rulings promulgated thereunder); provided, however, that gains and losses from Section 631(b) transactions (and certain other miscellaneous items) will be determined on an annual basis and prorated on a monthly basis among the Partners owning Partnership Interests as of the close of business on the last business day of the month. In making such allocation, the Managing General Partner shall be entitled to rely on the records of the Partnership and the Depositary, any information contained in the Transfer Application submitted by a transferee of a Partnership Interest and any other information solicited by the Managing General Partner from such transferee, and may adopt such conventions as the Managing General Partner deems reasonable for determining the date of change in ownership and for making such allocation, if necessary. The Managing General Partner may revise, alter or otherwise modify such method of allocation as it determines necessary, to the extent permitted by Section 706 of the Code and regulations or rulings promulgated thereunder.

        (i) If the Percentage Interest of a Limited Partner or Assignee is changed during a year for any reason other than the transfer of a Depositary Unit or undeposited Unit to another Person, each item of Partnership income, gain, loss, deduction and credit shall, for Federal income tax purposes, be determined on a monthly or other reasonable basis and allocated among the Partners, taking into account each such Partner's Percentage Interest in the Partnership on the last day of each such month (or other reasonable period) as required or permitted by Section 706 of the Code. Such allocation method may be revised, altered or otherwise modified in a manner consistent with any revision, alteration or modification of the allocation method set forth in paragraph (h) hereof.

        (j) Solely for purposes of the interpretation and application of this
Article V, the Partnership shall be treated as owning directly its proportionate share of all property owned by an Affiliated Partnership (as determined by the Managing General Partner based upon the provisions of the Affiliated Partnership Agreement).

        (k) If any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Partner in an amount and manner consistent with the allocations of income and gain pursuant to
Section 5.1(c).

        (l) If any Partner's Capital Account has a deficit balance as described in Section 5.1(d), items of income and gain shall be allocated to such Partner in an amount and manner consistent with the allocation of income and gain pursuant to Section 5.1(d).

                                   ARTICLE VI

                      MANAGEMENT AND OPERATION OF BUSINESS

SECTION  6.1   Management.

        The Managing General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all powers to manage the business and affairs of the Partnership shall be exclusively vested in the Managing General Partner, and neither the Special General Partner nor any Limited Partner shall have any power to control or manage the business and affairs of the Partnership.

        The Managing General Partner shall have full authority to do all things deemed necessary or desirable by it in the conduct of the business of the Partnership (including, without limitation, the right to enter into and perform contracts of all kinds, to lend or borrow money, to assume, guarantee or otherwise contract for indebtedness and other liabilities, to issue evidences of indebtedness and secure the same by mortgage, deed of trust or other lien or encumbrance, to bring and defend actions at law or in equity, and to buy, own, manage, sell, lease or otherwise acquire or dispose of Partnership assets (subject to the prior approval of a Majority Interest when required under Section 17.1), to pay all expenses incurred by or on behalf of the Partnership, to cause the Partnership to enter into partnerships, joint ventures or other similar arrangements), and in connection with the Partnership's participation as a limited partner in the Operating Partnership (including, without limitation, the contribution to the Operating Partnership of the Partnership's assets and properties and the loan of Partnership funds to the Operating Partnership or any Affiliate thereof, provided that such loans are made in connection with the conduct of the business of the Partnership).

SECTION  6.2   Certificate of Limited Partnership.

        The Managing General Partner has filed a Certificate of Limited Partnership with the Secretary of State of the State of Texas as required by the Texas Act and shall cause to be filed such other certificates or documents as may be required for the formation, operation and qualification of a limited partnership in Texas and any other state in which the Partnership may elect to do business. The Managing General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and do all things requisite to the maintenance of the Partnership as a limited partnership under the laws of Texas and any other state in which the Partnership may elect to do business.

SECTION  6.3   Reliance by Third Parties.

        Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser, including any purchaser of property from the Partnership, or any other Person dealing with the Partnership, shall be required to look to the application of proceeds hereunder or to verify any representation by the Managing General Partner as to the extent of the interest in the assets of
the Partnership that the Managing General Partner is entitled to encumber, sell or otherwise use, and any such lender, purchaser or other Person shall be entitled to rely exclusively on the representations of the Managing General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the Managing General Partner as if it were the sole party in interest therein, both legally and beneficially. Each Limited Partner and Assignee hereby waives any and all defenses or other remedies which may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the Managing General Partner in connection with any such sale or financing.

SECTION  6.4   Purchase or Sale of Units.

        The Managing General Partner may, on behalf of the Partnership, purchase or otherwise acquire Units or Depositary Units and, following any such purchase or acquisition, may sell or otherwise dispose of such Units or Depositary Units. As long as such Units or Depositary Units are held by the Partnership or the Operating Partnership, such Units or Depositary Units shall not be considered outstanding for any purpose. A General Partner may also purchase or otherwise acquire Units or Depositary Units for its own account and, subject to the provisions of Sections 11.2 and 11.3, may sell or otherwise dispose of such Units or Depositary Units.

SECTION  6.5   Compensation and Reimbursement of the General Partners.

        (a) The General Partners shall not be compensated for their services as General Partners to the Partnership.

        (b) Each of the General Partners shall be reimbursed for all expenses, disbursements and advances incurred or made in connection with the organization of the Partnership and the Operating Partnership, the Initial Offering and the qualification to do business of the Partnership, the Operating Partnership and the General Partners.

        (c) Each of the General Partners shall be reimbursed on a monthly basis for all direct expenses it incurs or makes on behalf of the Partnership (including amounts paid to any Person to perform services for or on behalf of the Partnership) and for that portion of each General Partner's General and Administrative Overhead and other incidental expenses necessary to the conduct of the Partnership's business (including, without limitation, expenses allocated to a General Partner by its Affiliates) and which are allocated to the Partnership, in addition to any reimbursement as a result of indemnification pursuant to Section 6.8. The Managing General Partner shall determine such fees and expenses which are allocated to the Partnership in any reasonable manner and shall allocate such fees and expenses to the Primary Account and Secondary Account in accordance with Article IV.

        (d) The Managing General Partner may propose and adopt without the approval of the Partners fringe benefit plans, including plans involving the issuance of Units, for the benefit of employees of the Managing General Partner, the Special General Partner, the Partnership, the Operating Partnership or any Affiliate.

SECTION  6.6   Outside Activities.

        (a) The Managing General Partner shall not acquire any assets (other than Depositary Units or Units) or enter into or conduct any business or activity except (i) in connection with the performance by it of the terms of this Agreement or the Operating Partnership Agreement or incidental to its status as a Partner in this Partnership or the Operating Partnership or incidental to acquisition, ownership or disposition of Depositary Units or Units and (ii) activities related to the non-domestic Timber Interests of either General Partner.

        (b) The Special General Partner, any Affiliate thereof (other than the Managing General Partner) and any director, officer, partner or employee of either General Partner or any Affiliate of a General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, may engage in the ownership, operation and management of Timber Interests, and any other businesses and activities, including business interests and activities in direct competition with the Partnership and Operating Partnership, for their own account and for the account of others, and may own interests in the same, contiguous or adjacent properties as those in which the Partnership or the Operating Partnership owns an interest, without having or incurring any obligation to offer any interest in such properties, businesses or activities to the Partnership, the Operating Partnership or any Partner, and, except as specified in paragraph (a) above, no other provision of this Agreement shall be deemed to prohibit either of the General Partners or any such Person from conducting such other businesses and activities. Neither the Partnership, the Operating Partnership nor any of the Partners shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of the Special General Partner, any Affiliate of a General Partner or any director, officer, partner or employee of either General Partner or an Affiliate of a General Partner. The General Partners and any other Persons affiliated with either of the General Partners may acquire Units or Depositary Units, in addition to those acquired by any of such Persons on the Commencement Date, and shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units or Depositary Units.

        (c) Each of the Partners hereby approves, ratifies and confirms the execution, delivery and performance of the Deposit Agreement, Conveyance Agreement and the Operating Partnership Agreement and agrees that the Managing General Partner is authorized to execute, deliver and perform the other agreements, acts, transactions, and matters described in the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Partnership, notwithstanding any other provision of this Agreement or the Operating Partnership Agreement. The participation by the Managing General Partner in any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing General Partner of any duty that the Managing General Partner may owe the Partnership or the Limited Partners under this Agreement or under applicable law.

SECTION  6.7   Partnership Funds.

        The funds of the Partnership shall be deposited in such account or accounts as are designated by the Managing General Partner, including accounts maintained by or in the name of the Operating Partnership, and shall not be commingled with the funds of either General Partner or any Affiliate thereof. The Managing General Partner may, in its sole discretion, deposit funds of the Partnership in a central disbursing account maintained by or in the name of the Operating Partnership in which funds of the Operating Partnership and other Persons are also deposited, provided that at all time books of account are maintained which show the amount of the funds of the Partnership on deposit in such account. All withdrawals from or charges against such accounts shall be made by the Managing General Partner or by its agents, which agents may be an Affiliate of the Managing General Partner. Funds of the Partnership may be invested as determined by the Managing General Partner, except in connection with acts otherwise prohibited by this Agreement.

SECTION  6.8   Indemnification of General Partner.

        (a)    For purposes of this Section 6.8:

                (i) "Expenses" means reasonable expenses, including court costs and attorney's fees.

               (ii) "Indemnitee" means (A) any General Partner and any present or former general partner of the Partnership, any Affiliate of any General Partner and present or former general partner of the Partnership, and any of their respective directors, officers or employees, (B) any Person who while serving in any of the capacities referred to in clause (A) hereof served at the Partnership's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of any other foreign or domestic limited partnership, corporation, general partnership, joint venture, trust, employee benefit plan or other enterprise, and (C) any Person nominated or designated by (or pursuant to authority granted by) the Managing General Partner to serve in any of the capacities referred to in clauses
        (A) or (B) hereof.

               (iii) "Official Capacity" means the exercise of authority by or on behalf of a "general partner" (as defined in Section 11.01(4) of the Texas Act) under this Agreement or the Texas Act, other than service in any of the capacities specified in clauses (B) or (C) of Section 6.8(a)(ii).

               (iv) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

        (b) Indemnification. The Partnership shall indemnify every Indemnitee against all judgments, penalties (including excise or similar taxes), fines, amounts paid in settlement and Expenses actually incurred by the Indemnitee in connection with any Proceeding in which the Indemnitee was, is, or is threatened to be made a named defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 6.8(a)(ii), if it is determined in accordance with Section 6.8(d) that the Indemnitee (i) acted in good faith,
(ii) reasonably believed, in the case of conduct in the Indemnitee's Official Capacity, that the conduct was in the Partnership's best interests and, in all other cases, that the conduct was at least not opposed to the Partnership's best interests, and (iii) in the case of any criminal Proceeding, had no reasonable cause to believe that the conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable on the basis that personal benefit was improperly received by the Indemnitee, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or the Indemnitee is found liable to the Partnership or the Limited Partners, the indemnification under this Section 6.8(b) (A) shall be limited to the extent of Expenses actually incurred by the Indemnitee in respect of the Proceeding and (B) shall not be made if the Indemnitee is found liable in the Proceeding for willful or intentional misconduct in the performance of the Indemnitee's duty to the Partnership or the Limited Partners. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not itself determinative that the Indemnitee did not meet the requirements set forth in the first sentence of this Section 6.8(b). A Person shall be considered to have been found liable in relation to any claim, issue or matter only if the Person has been adjudged liable by a court of competent jurisdiction and all appeals have been exhausted.

        (c) Successful Defense. Without limitation of Section 6.8(b) and in addition to the indemnification provided for in Section 6.8(b), the Partnership shall indemnify every Indemnitee against Expenses incurred by such Person in connection with any Proceeding in which he is a named defendant or respondent because the Person served in any of the capacities referred or in Section 6.8(a)(ii), if such Person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

        (d) Determinations. Any indemnification under Section 6.8(b) (unless ordered by a court of competent jurisdiction) shall be made by the Partnership only upon a determination that indemnification of the Indemnitee is proper under the circumstances because he has met the applicable standard of conduct. Such determination shall be made (i) by the Managing General Partner if it is not at the time named a defendant or respondent in the Proceeding, (ii) by a majority vote of a quorum consisting of the general partners of the Partnership who at the time were not named defendants or respondents in the Proceeding, (iii) by special legal counsel selected by a vote of general partners of the Partnership as provided by clause (ii) preceding or, if such a quorum cannot be obtained, by the Managing General Partner or (iv) by a Majority Interest of the Limited Partners (excluding any Percentage Interests owned by the General Partners). The determination as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible (except that if the determination that indemnification is permissible is made by special legal counsel, the authorization of indemnification and determination of reasonableness of expenses must be made in the manner by which special legal counsel could be selected). In the event that a determination is made under this
Section 6.8(d) that an Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

        (e) Advancement of Expenses. Expenses incurred by an Indemnitee who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Partnership at reasonable intervals in advance of the final disposition of such Proceeding, and without any of the determinations specified in Section 6.8(d), after receipt by the Partnership of (i) a written affirmation by such Indemnitee of the Person's good faith belief that the Person has met the standard of conduct necessary for indemnification by the Partnership under this
Section 6.8 and (ii) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Partnership if it shall ultimately be determined that the Person is not entitled to be indemnified by the Partnership as authorized in this Section 6.8. Such written undertaking described in clause
(ii) above shall be an unlimited obligation of the Indemnitee but need not be secured, and it may be accepted without reference to financial ability to make repayment.

        (f) Reimbursement of Expenses as Witness. Notwithstanding any other provision of this Section 6.8, the Partnership shall pay or reimburse all Expenses incurred by an Indemnitee in connection with the Person's appearance as a witness or other participation in a Proceeding involving or affecting the Partnership at a time when the Person is not named a defendant or respondent in the Proceeding.

        (g) Employee Benefit Plans. For purposes of this Section 6.8, the Partnership shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by the Person of the Person's duties to the Partnership also imposes duties on or otherwise involves services by the Person to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by the Person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

        (h) Other Indemnification and Insurance. The indemnification provided by this Section 6.8 shall (i) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Articles of Incorporation or By-laws of any General Partner or any affiliate, any law, agreement or vote of the Limited Partners or otherwise, or any policy or policies of insurance purchased and maintained by the Partnership, any General Partner or any Affiliate on behalf of any Indemnitee, both as to action in the Person's Official Capacity and as to action in any other capacity,
(ii) continue as to a Person who has ceased to be in the capacity by reason of which the Person was an Indemnitee with respect to matters arising during the period the Person was in such capacity, (iii) inure to the benefit of the heirs, executors, administrators and successors of such a Person, and (iv) not be required if and to the extent that the Person otherwise entitled to payment of such amounts hereunder has actually received payment therefor under any insurance policy, contract or otherwise. The Partnership may purchase and maintain insurance on behalf of any or all Indemnitees, as the Managing General Partner shall determine, against any liability that may be asserted against, or cost that may be incurred by, any or all of them in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify any or all of them against such liability under the provisions of this Agreement or the Texas Act.

        (i) Notice. Any indemnification of or advance of Expenses to an Indemnitee in accordance with this Section 6.8 shall be reported promptly in writing to the Limited Partners and, in any case, within the six-month period immediately following the date of the indemnification.

        (j) Construction. The indemnification provided by this Section 6.8 shall be subject to all valid and applicable laws, including without limitation,
Article 11 of the Texas Act, and, in the event this Section 6.8 or any of the provisions hereof or the indemnification contemplated hereby is found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Section 6.8 shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

        (k) Continuing Offer, Reliance, etc. The provisions of this Section 6.8:
(i) are for the benefit of, and may be enforced by, each Indemnitee, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Partnership and the Indemnitee and (ii) constitute a continuing offer to all present and future Indemnitees. The Partnership (A) acknowledges and agrees that each present and future Indemnitee has relied upon and will continue to rely upon the provisions of this Section 6.8 in becoming and serving in the applicable capacity specified in Section 6.8(a)(ii), (B) waives reliance upon, and all notices of acceptance of, such provisions by each Indemnitee and
(C) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in the Person's right to enforce the provisions of this Section 6.8 in accordance with their terms by any act or failure to act on the part of the Partnership.

        (l) Effect of Amendment. No amendment, modification or repeal of this
Section 6.8 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        (m) Miscellaneous. (i) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement. Any indemnification pursuant to this Section 6.8 shall be made only out of the assets of the Partnership.

               (ii) To the fullest extent permitted by law, an Indemnitee shall not be denied indemnification in whole or in part under this Section 6.8 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

               (iii) The provisions of this Section 6.8 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

SECTION  6.9   Liability of General Partners.

        (a) The General Partners shall be liable to the Partnership and the Limited Partners and Assignees for willful or intentional misconduct, but neither General Partner nor any of their respective partners, shareholders, directors or officers shall be liable to any of them or to Persons who have acquired interests in the Units, whether as Limited Partners, Assignees or otherwise, for errors in judgment or for any acts or omissions that do not constitute willful or intentional misconduct.

        (b) A General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and a General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

        (c) Any amendment, modification or repeal of this Section 6.9 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and Limited Partners of the General Partners, their directors, officers and employees under this Section 6.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION  6.10  Other Matters Concerning General Partners.

        (a) A General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        (b) A General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors selected by it and any opinion or advice of such Person as to matters which such General Partner believes to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by a General Partner hereunder in good faith in accordance with such opinion or advice.

SECTION  6.11  Tax Basis and Value Determinations.

        To the extent that the Managing General Partner is required pursuant to the provisions of this Agreement to establish fair market values or allocate amounts realized, tax basis, Agreed Values or Net Agreed Values, the Managing General Partner shall establish such values and make such allocations in a manner that is reasonable and fair to the Limited Partners, taking into account all applicable laws, governmental regulations, rulings and decisions. The Managing General Partner may, in its sole discretion, modify or revise such allocations in order to comply with such laws, governmental regulations, rulings or decisions or to the extent it otherwise deems such modification or revision necessary. Furthermore, in connection with the exploration for or development or exploitation of the minerals and mineral interests underlying the Timberlands, ownership of which is retained by IP pursuant to Section 1.1 of the Conveyance Agreement, the Managing General Partner shall determine the fair market value of any timber stumpage that is damaged in connection with any such activities in a fair and reasonable manner and shall charge IP such amount for those damages. The Managing General Partner is authorized, to the extent deemed appropriate or desirable by the Managing General Partner, to utilize the services of an independent appraiser in establishing such values or allocations and the Managing General Partner shall in such cases be entitled to rely on the values or allocations established by such independent appraiser.

SECTION  6.12  Resolution of Conflicts of Interest.

        (a) Unless otherwise expressly provided in this Agreement or any other agreement contemplated herein, (i) whenever a conflict of interest exists or arises between a General Partner or any of its Affiliates, on the one hand, and the Partnership or any Limited Partner, on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein provides that a General Partner shall act in a manner which is, or provide terms which are, fair and reasonable to the Partnership, the Operating Partnership or any Limited Partner or Assignee, the General Partners shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles. In the absence of bad faith by such General Partner, the resolution, action or terms so made, taken or provided by such General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Texas Act of any other applicable law, rule or regulation.

        (b) The Limited Partners hereby authorize the Managing General Partner, on behalf of the Partnership as the sole limited partner of the Operating Partnership, to consent to similar actions by the managing general partner of the Operating Partnership, to waive the standard of care and duty imposed on the managing general partner of the Operating Partnership by the Operating Partnership Agreement or the Texas Act or any other applicable law, rule or regulation, and to agree that the same shall be modified and/or waived to the extent necessary to permit the managing general partner of the Operating Partnership so to act.

                                   ARTICLE VII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

SECTION  7.1   Limitation of Liability.

        The Limited Partners shall have no liability under this Agreement except as provided by the Texas Act.

SECTION  7.2   Management of Business.

        No Limited Partner (other than a General Partner or its employees or agents in their capacities as such) shall take part in the operation, management or control (within the meaning of the Texas Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by an employee or agent of a General Partner in his capacity as such shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or any Assignee under this Agreement.

SECTION  7.3   Outside Activities.

        Except as provided in Section 6.6, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or Operating Partnership. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in any business ventures of any other Limited Partner.

SECTION  7.4   Return of Capital.

        No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. No Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

SECTION  7.5   Rights of Limited Partners and Assignees.

        In addition to other rights provided by this Agreement or by applicable law, and except as limited by subsection (c) of this Section, the Limited Partners and Assignees shall have the following rights relating to the
Partnership:

        (a) Each Limited Partner or Assignee, on written request stating any proper purpose, shall have the right to inspect and copy at any reasonable time any of the Partnership records required to be maintained by the Managing General Partner pursuant to Section 8.1 and any other information regarding the business, affairs, and financial condition of the Partnership as the Managing General Partner determines, in its sole discretion, is just and reasonable, but such inspection and copying shall be at the Limited Partner's own expense.

        (b) On the written request by any Limited Partner or Assignee to the Managing General Partner at the Partnership's principal office, the Partnership shall provide to the requesting person without charge true copies of: (i) the Agreement and Certificate of Limited Partnership and all amendments or restatements thereof; and (ii) any of the tax returns specified in Section 8.1(b).

        (c) The Managing General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the Managing General Partner deems reasonable, any information which the Managing General Partner reasonably believes to be in the nature of trade secrets or other information disclosure of which the Managing General Partner in good faith believes could damage the Partnership or its business or which the Partnership is required by agreements with third parties to keep confidential.

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION  8.1   Records and Accounting.

        The Managing General Partner shall keep or cause to be kept the following records at the principal office of the Partnership or make them available at that office within five days after the date of receipt of a written request therefor pursuant to Section 7.5(a):

        (a) a current list that states (i) the name and mailing address of each Partner, separately identifying in alphabetical order the General Partners and the Limited Partners; (ii) the last known street address of the business or residence of each General Partner; (iii) the percentage or other interest in the Partnership owned by each Partner; and (iv) the names of the Partners who are members of each specified class or group established pursuant to this Agreement;

        (b) copies of the Partnership's federal, state, and local information or income tax returns for each of the Partnership's six most recent tax years;

        (c) a copy of this Agreement and the Certificate of Limited Partnership, all amendments or restatements, executed copies of any powers of attorney under which this Agreement, the Certificate of Limited Partnership, and all amendments or restatements to this Agreement and the Certificate have been executed, and copies of any document that creates, in the manner provided by this Agreement, classes or groups of partners;

        (d) a written statement of: (i) the amount of cash contribution and a description and statement of the Agreed Value of any other contribution made by each Partner, and the amount of the cash contribution and a description and statement of the Agreed Value of any other contribution that the Partner has agreed to make in the future as an additional contribution; and (ii) the date on which each Partnership became a Partner; and

        (e) correct and complete books and records of account of the Partnership.

        Any records maintained by the Partnership in the regular course of its business, including the record of the holders of Units or Depositary Units, books of account and records of Partnership proceedings may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on the accrual basis or on a cash basis, as the Managing General Partner shall determine in its sole discretion, and, if maintained on a cash basis, adjusted periodically to an accrual basis in accordance with generally accepted accounting principles. The names, the business, residence, or mailing addresses, and the capital contributions to the Partnership of the Partners shall be as shown on the books and records of the Partnership, and the Managing General Partner may designate the books and records of the Depositary to be the books and records of the Partnership to the extent that the Managing General Partner determines in its sole discretion is appropriate.

SECTION  8.2   Fiscal Year.

        The fiscal year of the Partnership shall be the calendar year.

SECTION  8.3   Reports.

        (a) As soon as practicable, but in no event later than 90 days after the close of each fiscal year, the Managing General Partner shall cause to be mailed to each Record Holder of a Depositary Unit as of the last day of that fiscal year reports containing financial statements of the Partnership for the fiscal year, presented in accordance with generally accepted accounting principles, including a balance sheet, statement of income, a statement of Partners' capital and a statement of changes in financial position, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing General Partner.

        (b) As soon as practicable, but in no event later than 45 days after the close of each calendar quarter, except the last calendar quarter of each fiscal year, the Managing General Partner shall cause to be mailed to each Record Holder of a Depositary Unit as of the last day of that calendar quarter a quarterly report for the calendar quarter containing such financial and other information as may be required by applicable law, regulation or stock exchange rule, or as the Managing General Partner deems appropriate.

                                   ARTICLE IX

                               INCOME TAX MATTERS

SECTION  9.1   Preparation of Tax Returns.

        The Managing General Partner shall arrange for the preparation and timely filing of all returns of the Partnership income, gains, deductions and losses necessary for Federal, state and local income tax purposes and will furnish to the Special General Partner, the Limited Partners and Assignees within 90 days after the close of the taxable year the tax information reasonably required for Federal, state and local income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the cash or accrual method of accounting for Federal income tax purposes, as the Managing General Partner shall determine in its discretion. The taxable year of the Partnership shall be the calendar year.

SECTION  9.2   Tax Elections.

        Except as otherwise provided herein, the Managing General Partner shall, in its sole discretion, determine whether to make any available election (including the elections provided for in Sections 48(q)(4)and 168 of the Code). The Managing General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder to cause the basis of Partnership property to be adjusted for Federal income tax purposes as provided by Sections 734 and 743 of the Code, subject to the reservation of the right to seek to revoke any such election upon the Managing General Partner's determination that such revocation is in the best interests of the Limited Partners, provided that the Managing General Partner shall not seek to revoke any such election, unless it receives an Opinion of Counsel that such revocation would not result in the loss of limited liability of the Partnership in the Operating Partnership or of the Limited Partners in the Partnership or cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes (unless the Partnership is already treated in all material respects as an association taxable as a corporation due to changes in Federal income tax laws).

SECTION  9.3   Tax Controversies.

        Subject to the provisions hereof, the Managing General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Managing General Partner and to do or refrain from doing any or all things reasonably required by the Managing General Partner to conduct such proceedings.

SECTION  9.4   Organizational Expenses.

        The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

SECTION 9.5 Taxation as a Partnership.

        No election shall be made by the Partnership, either of the General Partners or any Limited Partner, to be excluded from the application of any of the provisions under Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

SECTION  9.6   Withholding.

        Notwithstanding any other provision of this Agreement, the Managing General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other Federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partners or Assignees.

                                    ARTICLE X

                            ISSUANCE OF CERTIFICATES

SECTION  10.1  Issuance of Certificates.

        Upon the issuance of Class A Units, the Managing General Partner shall cause the Partnership to issue one or more Certificates substantially in the form of the Certificate attached hereto as Annex I in the name of each Class A Limited Partner certifying that the Limited Partner named therein is a Class A Limited Partner in the Partnership as provided in the Partnership's books and records, stating the number of Class A Units into which his Partnership Interest is divided, and including as a part thereof a form of assignment sufficient to convey the partnership interests of a limited partner to an assignee under the Texas Act. Upon the issuance of Class B Units, the Managing General Partner shall cause the Partnership to issue one or more Certificates substantially in the form of the Certificate attached hereto as Annex II in the name of each Class B Limited Partner certifying that the Limited Partner named therein is a Class B Limited Partner in the Partnership as provided in the Partnership's books and records, stating the number of Class B Units into which his Partnership Interest is divided, and including as a part thereof a form of assignment sufficient to convey the partnership interests of a limited partner to an assignee under the Texas Act. Upon the issuance of any other Class of Units, the Managing General Partner shall cause the Partnership to issue one or more Certificates in the name of each Limited Partner with respect to such Units certifying that the Limited Partner named therein is a Limited Partner of the appropriate Class, stating the number of such Class of Units in which the Partnership Interest is divided, and including as a part thereof a form of assignment sufficient to convey the partnership interests of a limited partner to an assignee under the Texas Act. Upon the transfer of a Unit in accordance with the terms of this Agreement, the Managing General Partner shall cause the Partnership to issue replacement Certificates, according to such procedures as the Managing General Partner may establish.

SECTION  10.2  Lost, Stolen or Destroyed Certificates.

        The Partnership shall issue a new Certificate or Certificates in place of any Certificate previously issued if the registered owner of the Certificate:

        (a) makes proof by affidavit, in form and substance satisfactory to the Managing General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

        (b) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

        (c) if requested by the Managing General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the Managing General Partner, with such surety or sureties and with fixed or open penalty, as the Managing General Partner may direct, in its discretion, to indemnify the Partnership and the Depositary against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

        (d) satisfies any other reasonable requirements imposed by the Managing General Partner.

        If a Partner fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of Units evidenced by the Certificate is registered before receiving such notification, the Partner shall be precluded from making any claim against the Partnership or any Transfer Agent for such transfer or for a new Certificate.

SECTION  10.3  Registered Owner.

        The Partnership shall be entitled to treat the Record Holder as the Limited Partner or Assignee in fact of the Units represented thereby and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any stock exchange on which the Depositary Units of that Class are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) is acting as a nominee, agent or in some other representative capacity for another Person in acquiring or holding Units, as between the Partnership on the one hand and such representative Person on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided herein.

                                   ARTICLE XI

                              TRANSFER OF INTERESTS

SECTION  11.1  Transfer.

        (a) The term "transfer," when used in this Article with respect to a Partnership Interest or Unit, shall be deemed to refer to an appropriate transaction by which the holder of a Unit assigns the Partnership Interest evidenced thereby to another Person as Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition.

        (b) No Partnership Interest or Unit shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article. Any transfer or purported transfer of any Partnership Interest or Unit not made in accordance with this Article shall be null and void.

SECTION  11.2  Transfer of Interests of General Partners.

        (a) The Managing General Partner may not transfer all or any part of its Partnership Interest as the Managing General Partner unless (i) a Majority Interest of the Limited Partners consents to such transfer and (ii) the Partnership receives an Opinion of Independent Counsel that such transfer would not result in the loss of limited liability of the Partnership as a partner of the Operating Partnership to be treated as an association taxable as a corporation for Federal income tax purposes (unless the Partnership or the Operating Partnership is already treated in all material respects as an association taxable as a corporation for Federal income tax purposes). Approval of such transfer by a Majority Interest will also constitute the affirmative vote of a Majority Interest to terminate the Managing General Partner's status as a general partner of the Partnership immediately following the admission to the Partnership of the successor Managing General Partner pursuant to Section 12.4.

        (b) The Special General Partner may not transfer all or any part of its Partnership Interest as the Special General Partner unless (i) the Managing General Partner consents in writing to such transfer and (ii) the Partnership receives an Opinion of Independent Counsel that such transfer would not result in the loss of limited liability of the Partnership as a partner of the Operating Partnership or of any Limited Partner in this Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation for Federal income tax purposes (unless the

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Partnership or the Operating Partnership is already treated in all material respects as an association taxable as a corporation due to changes in Federal income tax laws).

        (c) Neither subsections (a) or (b) of this Section 11.2 nor any other provision of this Agreement shall be construed to prevent (and all Partners hereby expressly consent to) the transfer by a General Partner upon its merger or consolidation into any other corporation or the transfer by it of all or substantially all of its assets to another corporation, and the assumption of the rights and duties of a General Partner by the transferee corporation, provided such corporation certifies that it is an Eligible Citizen, and furnishes to the Partnership an Opinion of Independent Counsel that such merger, consolidation, transfer or assumption will not result in a loss of limited liability of any Limited Partner or of the Partnership in its capacity as the limited partner in the Operating Partnership or result in the Partnership or the Operating Partnership being treated as an association taxable as a corporation for Federal income tax purposes (unless the Partnership or the Operating Partnership is already treated in all material respects as an association taxable as a corporation due to changes in Federal income tax laws).

SECTION  11.3  Transfer of Units.

        Any Units, including Units held by a General Partner, may be transferred following the deposit of such Units in the Deposit Account established for Units of the Class to be so transferred, subject to the terms of the Deposit Agreement. Units that have never been deposited in the Deposit Account or that have been withdrawn from the Deposit Account and not redeposited are not transferable except by operation of law.

SECTION  11.4  Transfer of Depositary Units.

        (a) Except as provided in Section 11.3, the Partnership shall not recognize transfers of Units or interests therein except by a transfer of Depositary Receipts representing Depositary Units. Depositary Units may be transferred only in the manner provided in the Deposit Agreement. No transfer of Depositary Receipts evidencing Depositary Units will be recorded or otherwise recognized by the Partnership unless and until the transferee has delivered a properly executed Transfer Application to the Depositary.

        (b) A transferee who has completed and delivered a Transfer Application shall be deemed (i) to have agreed to comply with and be bound by this Agreement and to execute any document that the Managing General Partner may reasonably require to be executed in connection with the transfer and admission as a Substituted Limited Partner pursuant to Article XI and (ii) to have appointed the Managing General Partner attorney-in-fact on the terms and conditions set forth in Section 1.5. Until admitted as a Substituted Limited Partner pursuant to Article XII, the Record Holder of a Depositary Receipt shall be an Assignee in respect of such Depositary Units.

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        (c) Each distribution in respect of Units evidenced by Depositary
Receipts shall be paid by the Partnership, directly or through the Depositary or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment of an assignment or otherwise.

SECTION  11.5  Citizenship Certifications; Non-citizen Assignees.

        (a) In the event that, because of the nationality (or any other status) of a Limited Partner or Assignee, the Partnership or the Operating Partnership is or becomes subject to Federal, state or local laws or regulations the effect of which would, in the reasonable determination of the Managing General Partner, cause cancellation or forfeiture of any property in which IPT or IPTO has an interest, the Managing General Partner may request any such Limited Partner or Assignee to furnish to the Managing General Partner or, with respect to Depositary Units, to the Depositary within 30 days after receipt of such request an executed Citizenship Certification or such other information concerning his nationality, citizenship or other status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other status of such Person) as the Managing General Partner may request. If a Limited Partner or Assignee fails to furnish such Citizenship Certification or other information as may be requested, or if upon receipt of such Citizenship Certification or other information the Managing General Partner determines, with the advice of counsel, that a Limited Partner or an Assignee is not an Eligible Citizen, the Units owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provision of Section 11.6. In addition to becoming subject to redemption, the Managing General Partner may require that the status of any such Limited Partner or Assignee be changed to that of Non-citizen Assignee, and, thereupon, the Managing General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Units or Depositary Units.

        (b) The Managing General Partner shall, in exercising voting rights in respect of Units or Depositary Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

        (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 14.4 but shall be entitled to the cash equivalent thereof, and the Managing General Partner shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Managing General Partner from the Non-citizen Assignee of his Partnership Interest (representing his share of such distribution in kind).

        (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Managing General Partner, request admission as a Substituted Limited Partner with respect to any Partnership Interest of such Non-citizen


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Assignee not redeemed pursuant to Section 11.6, and upon his admission pursuant to Section 12.2, the Managing General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Units.

SECTION  11.6  Redemption of Interests.

        (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 11.5(a), or if upon receipt of such Citizenship Certification or other information the Managing General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee in question has furnished a Citizenship Certification to the Managing General Partner that establishes to the satisfaction of the Managing General Partner that such Limited Partner or Assignee is an Eligible Citizen or transferred his Units or his Depositary Units to a Person who furnishes a Citizenship Certification to the Managing General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee, as follows:

               (i) The Managing General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or Depositary, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Depositary Receipt or the Certificate evidencing the Redeemable Units and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Units will accrue or be made.

               (ii) The aggregate redemption price for Redeemable Units shall be an amount equal to the Unit Price (the date of determination of which shall be the date fixed for redemption) of Units of each Class to be so redeemed multiplied by the number of Units of each such Class included among the Redeemable Units. The redemption price shall be paid, in the sole discretion of the Managing General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually, and payable in three equal annual installments of principal, together with accrued interest, commencing one year after the redemption date.

               (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Depositary Receipt or the Certificate evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.


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                (iv) After the redemption date, Redeemable Units shall no longer constitute issued and outstanding Units.

        (b) The provisions of this Section 11.6 shall be applicable also to Units and Depositary Units held by a Limited Partner or Assignee as nominee of a person determined to be other than an Eligible Citizen.

        (c) Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring his Units or Depositary Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Managing General Partner shall withdraw the notice of redemption, provided that the transferee of such Units or Depositary Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

        (d) If the Partnership or the Managing General Partner determines that because of the nationality (or other status) of a General Partner, whether or not in its capacity as such, the Partnership is or becomes subject to Federal, state or local regulations the effect of which would, in the reasonable determination of the Managing General Partner, cause cancellation or forfeiture of any property in which the Partnership or the Operating Partnership has an interest, the Partnership may, unless such General Partner has furnished a Citizenship Certification to the Managing General Partner or transferred his Partnership Interest or Units to a Person who furnishes a Citizenship Certification to the Managing General Partner prior to the date fixed for redemption, redeem the Partnership Interest or Interests of such General Partner as provided in subsection (a) of this Section 11.6. If such redemption includes a redemption of a General Partner's Percentage Interest, the redemption price thereof shall be equal to the aggregate sum of the Unit Price (the date of determination of which shall be the date fixed for redemption) of each Class of Units then outstanding, in each such case multiplied by the number of Units of such Class into which that General Partner's Percentage Interest would then be convertible under the terms of Section 13.3(b) if such General Partner were to withdraw or be removed as General Partner (the date of determination shall be the date fixed for redemption). The redemption price shall be paid by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually, and payable in three equal installments of principal, together with accrued interest, commencing one year after the redemption date.

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                                   ARTICLE XII

                ADMISSION OF INITIAL, SUBSTITUTED AND ADDITIONAL
                                LIMITED PARTNERS

SECTION  12.1  Admission of Initial Limited Partners.

        On the Commencement Date, the Managing General Partner admitted to the Partnership the Initial Limited Partners. Each Initial Limited Partner executed a counterpart of this Agreement (either individually or by his attorney or agent) and thereby agreed to be bound by the terms hereof as a Limited Partner.

SECTION  12.2  Admission of Substituted Limited Partners.

        (a) A Limited Partner (including the Managing General Partner if it has been substituted as a Limited Partner for a Non-citizen Assignee) or Assignee shall have the power to give the transferee of such Person's Units the right to become a Substituted Limited Partner subject to the conditions of and in the manner permitted by the terms of this Agreement. By transfer of a Depositary Unit, the transferor is deemed to have given the transferee the right to become a Substituted Limited Partner subject to the conditions of and in the manner permitted under this Agreement. Each transferee of a Depositary Unit (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, acquiring such Depositary Unit for the account of another Person) shall apply to become a Substituted Limited Partner with respect to Depositary Units transferred to such Person by executing and delivering a Transfer Application at the time of such transfer. Such transferee shall not have the right to become a Substituted Limited Partner unless the Managing General Partner consents thereto, which consent may be given or withheld in the Managing General Partner's sole discretion. If such consent is withheld, such transferee shall be an Assignee. A Record Holder of a Depositary Unit shall be an Assignee at and from the close of business on the business day on which a properly executed Transfer Application is received by a Transfer Agent until the date on which such Record Holder is admitted to the Partnership as a Substituted Limited Partner. The admission of an Assignee as a Substituted Limited Partner shall be effective at and from the close of business on the last day of the calendar month in which a properly executed Transfer Application is received by a Transfer Agent and the Managing General Partner consents to such admission.

        (b) Under the terms of the Deposit Agreement, the Depositary shall be obligated to prepare, as of the close of business on the last business day of each month, a list or other appropriate evidence setting forth the transfers of each Class of Depositary Units registered by all Transfer Agents since the last business day of the preceding month (hereinafter called the "transfer record") and, as promptly as practicable after the last business day of each month, to make the transfer record available to the Managing General Partner. The Managing General Partner shall determine whether to consent to the admission of new Assignees prior to or during the second month after the month in which the transfer was made so that each Assignee who is a Record Holder of a Depositary Unit

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
on the last business day of the month, and who the Managing General Partner has determined shall be admitted as a Substituted Limited Partner, is admitted as a Substituted Limited Partner in respect of the underlying Units of each Class with respect to the transfer was so made, not later than the last business day of the second month after the month in which the transfer was registered.

        (c) The admission of an Assignee as a Substituted Limited Partner shall be effective without the consent of any of the Partners other than the Managing General Partner.

        (d) An Assignee who is admitted as a Substituted Limited Partner shall have the rights and powers and be subject to the restrictions and liabilities of a Limited Partner under this Agreement and the Texas Act; provided, however, that a Substituted Limited Partner shall not be liable for the obligations of its assignor to the Partnership pursuant to an enforceable promise by such assignor to make a contribution to, or otherwise pay cash or transfer property to, the Partnership, but the assignor shall remain liable for its obligation notwithstanding the assignment of the Units to the Assignee (unless (i) the assignor's obligations are expressly assumed by the Assignee at the time of assignment, or (ii) the Units so assigned are of a Class other than Class A Units or Class B Units and the terms of such Units, as designated by the Managing General Partner at the time of issuance pursuant to Section 3.3(b), specifically provide that the Assignee shall assume such obligations upon transfer of such Units).

SECTION  12.3  Admission of Additional Limited Partners.

        A Person (other than an Initial Limited Partner) who makes a Capital Contribution to the Partnership shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the Managing General Partner (a) acceptance, in form satisfactory to the Managing General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.5, and (b) such other document or instruments as may be required in order to effect his admission as a Limited Partner.

SECTION  12.4  Admission of Successor Managing General Partner.

        A successor Managing General Partner selected pursuant to Section 13.1(b), 13.2, or 14.2(a)(ii) or the transferee of the entire Partnership Interest of the Managing General Partner pursuant to Section 11.2(a) shall be admitted to the Partnership as the Managing General Partner, effective immediately prior to the withdrawal of the Managing General Partner pursuant to
Section 13.1(a). In each case, the admission shall be subject to the successor Managing General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required in order to effect the admission.

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
SECTION 12.5  Admission of Successor Special General Partner.

        A successor Special General Partner selected pursuant to Section 13.1(c), 13.2 or 14.2(a)(ii) or the transferee of the entire Partnership Interest of the Special General Partner pursuant to Section 11.2(b) shall be admitted to the Partnership as the Special General Partner upon furnishing to the Managing General Partner (a) acceptance in form satisfactory to the Managing General Partner of all terms of this Agreement, including, without limitation, the power of attorney granted in Section 1.5 and (b) such other documents as the Managing General Partner shall require, effective immediately prior to the withdrawal of the Special General Partner pursuant to Section 13.1(a). In each case, the admission shall be subject to the successor Special General Partner pursuant to Section 13.1(a). In each case, the admission shall be subject to the successor Special General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required in order to effect the admission.

SECTION  12.6  Amendment of Records.

        For the admission to the Partnership of any Partner, the Managing General Partner shall take such steps as may be required by Texas law to amend the records of the Partnership and, if necessary, the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 1.5. The Managing General Partner shall keep, or cause to be kept by the Depositary or Transfer Agent or both, a current list of the Limited Partners.

                                  ARTICLE XIII

                  WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNERS

SECTION  13.1  Withdrawal of the General Partners.

        (a) The Managing General Partner or Special General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal"):

                (i) the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

                (ii) the General Partner transfers all of its rights as General Partner pursuant to Section 11.2;

                (iii) the General Partner is removed pursuant to Section 13.2;

                (iv) the General Partner

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                        (A) makes a general assignment for the benefit of
                creditors;

                        (B)  files a voluntary bankruptcy petition;

                        (C) files a petition or answer seeking for itself a
               reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law;

                        (D) files an answer or other pleading admitting or
               failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in paragraphs (A)-(C) of this subsection; or

                        (E) seeks, consents to, or acquiesces in the appointment
               of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of its properties;

               (v) a final and nonappealable order for relief is entered by a court with appropriate jurisdiction against the General Partner under any Federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

               (vi) a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in paragraph (iv), (v) or (vi) occurs, the withdrawing General Partner shall give written notice to the Limited Partners within 30 days of such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in withdrawal of either Partner from the Partnership.

        (b) Withdrawal of the Managing General Partner from the Partnership upon the occurrence of an Event of Withdrawal will not constitute a breach of this Agreement under the following circumstances: (i) at any time after December 31, 1999, the Managing General Partner voluntarily withdraws by giving at least 90 days advance written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (ii) at any time the Managing General Partner ceases to be a General Partner pursuant to Section 13.1(a)(ii); or (iii) at any time the Managing General Partner withdraws by reason of removal as provided in Section 13.1(a)(iii).

               The withdrawal of the Managing General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the Special General Partner and of the managing and special general partners from the Operating Partnership. If the Managing General Partner gives a notice of withdrawal pursuant to Section 13.1(a)(i), a Majority Interest of the Limited Partners may, prior to the effective date of such withdrawal, elect successor Managing and Special General Partners. The Persons so elected shall automatically become the


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successor managing and special general partners of the Operating Partnership, as provided in the Operating Partnership Agreement. If no successor Managing
General Partner is elected prior to the effective date of withdrawal, the Partnership shall be dissolved pursuant to Section 14.1.

        (c) Withdrawal of the Special General Partner from the Partnership upon the occurrence of an Event of Withdrawal will not constitute a breach of this Agreement under the following circumstances: (i) at any time the Special General Partner gives 90 days advance written notice to the Managing General Partner, and the Partnership receives an Opinion of Independent Counsel that the Special General Partner's withdrawal from the Partnership (following the selection of the successor Special General Partner) would not cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation for Federal income tax purposes; (ii) at any time the Special General Partner ceases to be a General Partner pursuant to Section 13.1(a)(ii); or (iii) at any time the Special General Partner withdraws by reason of removal as provided in
Section 13.1(a)(iii).

               Upon withdrawal of the Special General Partner by reason of an Event of Withdrawal described in Section 13.1(a)(i), (ii), (iv), (v) or (vi), the Managing General Partner shall as promptly as practicable select a successor Special General Partner, reconstitute the Partnership and continue its business pursuant to Section 14.2(a)(i). If the Special General Partner withdraws from the Partnership upon the occurrence of any Event of Withdrawal, it shall automatically withdraw as special general partner of the Operating Partnership, and its successor as Special General Partner shall automatically be admitted as special general partner of the Operating Partnership. Subject to Section 13.1(d), if the Opinion of Independent Counsel described in Section 11.2(b) or
Section 13.1(c)(i) is not received by the Partnership prior to the occurrence of an Event of Withdrawal described in Section 13.1(a)(ii) or Section 13.1(a)(i), respectively, then the Partnership shall be dissolved pursuant to Section 14.1.

        (d) Notwithstanding the foregoing provisions of Section 13.1(c), a successor Special General Partner or a successor special general partner of the Operating Partnership need not be selected if (i) the Partnership has received an Opinion of Independent Counsel that the failure to select a successor would not result in the Partnership or the Operating Partnership being treated as an association taxable as a corporation for Federal income tax purposes or (ii) the Partnership or the Operating Partnership is already treated in all material respects as an association taxable as a corporation due to changes in Federal income tax laws. If under this Section 13.1(d) a successor Special General Partner is not selected, the Managing General Partner shall have the rights, and be subject to the obligations, of a successor to the Special General Partner under Section 13.3.

SECTION  13.2  Removal of the General Partners.

        The Managing General Partner may be removed only in accordance with the following:

               (i) before January 1, 2000, only upon the affirmative votes of Limited Partners owning at least 95% of the Percentage Interests of each

        Class of Units then outstanding; and

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               (ii) after the Initial Term, only upon the affirmative votes of
        Limited Partners owning at least 66 2/3% of the combined Percentage Interests.

Any such action by the Limited Partners for removal of the Managing General Partner must also provide for the election of a new Managing General Partner. Such removal shall be effective immediately following the admission of the successor Managing General Partner pursuant to Article XII. The removal of the managing General Partner shall also automatically constitute the removal of the Special General Partner and of the managing and special general partners of the Operating Partnership, as provided in the Operating Partnership Agreement. The Persons elected as successor Managing General Partner and Special General Partner shall automatically become the successor managing and special general partners of the Operating Partnership. The right of the Limited Partners to remove the Managing General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Independent Counsel that the removal of the Managing General Partner and the selection of a successor Managing General Partner will not result in (i) the loss of limited liability of the Partnership in the Operating Partnership or any Limited Partner in this Partnership or (ii) the treatment of the Partnership or the Operating Partnership as an association taxable as a corporation for Federal income tax purposes.

SECTION  13.3  Interest of Departing Partner and Successor.

        (a) The Departing Partner shall, at the option of its successor exercisable prior to the effective date of the departure of the Departing Partner, promptly receive from its successor in exchange for its Partnership Interest as a General Partner, an amount in cash equal to the fair market value of the Departing Partner's Partnership Interest as a General Partner herein, determined as of the effective date of its departure. If the successor to the Departing Partner exercises its option to acquire the Partnership Interest of the departing Partner as a General Partner, it must also acquire at such time the partnership interest of such Departing Partner as general partner in the Operating Partnership, for an amount in cash equal to the fair market value of such interest, determined as of the effective date of its departure. If the option is exercised, the Departing Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its Partnership Interest as a General Partner and Partnership income, gain, loss, deduction and credit will be prorated and allocated as set forth in
Section 5.2(h).

        For purposes of this Section, the fair market value of the Departing Partner's Partnership Interests as a General Partner herein and the partnership interest of such Departing Partner as the general partner of the Operating Partnership shall be determined by reference to the Unit Price of Depositary Units representing Units of each Class into which the Partnership Interest will be converted pursuant to Section 13.3(b) if such option is not exercised, as of the date of exercise of the option to acquire such interest, if the Depositary Units are then listed for trading on a National Securities Exchange or quoted on NASDAQ and (ii) if the Depositary Units are not so traded or quoted, by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by a firm of independent appraisers selected by the Departing Partner and its successor, the determination of which shall be

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conclusive as to the matter. If such parties cannot agree as to such firm within
45 days after the effective date of such departure, then such firm shall be designated by the two firms selected by the departing Partner and its successor.

        (b) If the successor to the Departing Partner does not exercise the option described in Section 13.3(a), the Partnership Interest of the Departing Partner as a General Partner of the Partnership and the partnership interest of such Departing Partner as a general partner of the Operating Partnership shall be treated as follows:

               (i) If the Partnership Interest not acquired is that of the Managing General Partner, such Departing Partner shall become a Limited Partner and its Partnership Interest as Managing General Partner of the Partnership shall be converted into Units of the Class or Classes then outstanding, without any reduction in such Interest by reason of such transaction (subject to proportionate dilution by reason of the admission of its successor). The number of Units of each Class into which the Partnership Interest of such Departing Partner shall be converted shall be determined separately with respect to each separate Class of Limited Partners and, with respect to each such Class, shall be equal to the number of Units held by Limited Partners in such Class outstanding immediately prior to the effective date of its departure multiplied by a fraction, the numerator of which is such Departing Partner's Percentage Interest (immediately before such departure), and the denominator of which is the aggregate Percentage Interests (immediately before such departure), of all Limited Partners and Assignees (immediately before such departure) included in such Class.

               (ii) If the Partnership Interest not acquired is that of the Special General Partner, such Departing Partner shall become a Limited Partner and its Partnership Interest as Special General Partner shall be converted into Units of the Class or classes then outstanding, without any reduction in such Interest by reason of such transaction (subject to proportionate dilution by reason of the admission of its successor). The number of Units of each Class into which the Partnership Interest of such Departing Partner shall be converted shall be determined separately with respect to each Class of Limited Partners and, with respect to each such Class, shall be determined in accordance with the formula set forth in subparagraph (i) above with respect to the conversion of the Partnership Interest of the Managing General Partner.

               (iii) If the Partnership Interest not acquired is that of a departing general partner as a general partner of the Operating Partnership, the limited partnership interest into which such interest is converted pursuant to the Operating Partnership Agreement shall be contributed by such Departing Partner to the capital of the Partnership, such Departing Partner shall become a Limited Partner of the Partnership and the Partnership shall issue to such Departing Partner Units of the Class or Classes then outstanding. The number of Units of each Class to be so issued shall be determined separately with respect to each Class of Limited Partners and, with respect to each such Class, shall be equal to the number of Units of such Class outstanding immediately prior to the effective date of its departure (but after giving effect to the conversion, if any, described in subparagraph (ii) above) multiplied by a fraction, the numerator of which is such Departing Partner's percentage interest under the Operating Partnership Agreement (immediately before such departure), and the denominator of which is the aggregate percentage interest (immediately before such departure) of all limited partners of the Operating Partnership (immediately before such departure) under the Operating Partnership Agreement.

        This Agreement will be amended to reflect any event described in subparagraph (i), (ii) or (iii) above.

        At any time after the departure of a Departing Partner, upon the request of such Departing Partner, the Partnership shall file with the Securities and Exchange Commission as promptly as practicable after receiving such request, and use its best efforts to cause to become effective, a registration statement under the Securities Act of 1933 registering the offering and sale of Units owned by the Departing Partner at the time of his departure, including any Units that were received by the Departing Partner pursuant to this Section 13.3(b) and included in such request, provided that the Partnership shall be required to file no more than three such registration statements at the request of any one Departing Partner. In connection with any registration pursuant to the preceding sentence, the Partnership shall promptly prepare and file such documents as may be necessary to register or qualify the interest or the Units subject to such registration under the securities laws of such states as the Departing Partner shall reasonably request and do any and all other acts and things which may reasonably be necessary or advisable to enable such Departing Partner to consummate a public sale of such interest or Units in such states. The first registration effected at the request of a Departing Partner under this paragraph shall be effected at the expense of the Partnership, except for underwriting discounts and commissions, and any subsequent registrations at the request of such Department Partner shall be at the expense of such Departing Partner. Any registration statement filed pursuant hereto shall be continued in effect for a period of not more than six months following its effective date. If offered in a firm commitment underwriting, the Partnership will provide indemnification to the underwriters in form and substance reasonably satisfactory to such underwriters.

        (c) If the successor to the Departing Partner does not exercise the option described in paragraph (a) above, the successor shall at the effective date of its admission to the Partnership contribute to the capital of the Partnership cash in an amount or property having a Net Agreed Value such that its Capital Account, after giving effect to such contribution, shall be equal to that percentage of the Capital Accounts of all Partners that is equal to its Percentage Interest as Managing General Partner, in the case of a successor

Managing General Partner, or its Percentage Interest as Special General Partner, in the case of a successor Special General Partner. In such event, such successor shall be entitled to such Percentage Interest, as the case may be, of all Partnership allocation and distributions.

                                   ARTICLE XIV

                           DISSOLUTION AND LIQUIDATION

SECTION 14.1  Dissolution.

        The partnership shall be dissolved upon the occurrence of any one or more of the following events (each such event referred to as an "Event of Dissolution"):

        (a)    the expiration of its term as provided in Section 1.6;

        (b) an Event of Withdrawal of a General Partner as provided in Section 13.1(a);

        (c) an election to dissolve the Partnership by the Managing General Partner which is approved by the affirmative vote of a Majority Interest of the Limited Partners (and all Limited Partners hereby expressly consent that such approval may be effected upon written consent of such Majority Interest); or

        (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Texas Act.

SECTION 14.2 Continuation of the Business and Reconstitution of the Partnership.

        (a) Upon the occurrence of an Event of Dissolution described in subsection (a), (b) or (c) of Section 14.1, the Partnership may be reconstituted and its business continued without being wound up if (i) there remains at least one General Partner, such General Partner carries on the business of the Partnership, and the Partnership receives an Opinion of Independent Counsel that continuation of the business of the Partnership by such General Partner will not result in the loss of limited liability of the Partnership as a partner of the Operating Partnership or of any Limited Partner in this Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation for Federal income tax purposes (unless the Partnership or the Operating Partnership is already treated in all material respects as an association taxable as a corporation due to changes in Federal income tax laws); or (ii) within 90 days after the occurrence of such Event of Dissolution, all remaining Partners agree in writing to continue the business of the Partnership and, if necessary, to the appointment, effective as of the date of withdrawal, of a successor General Partner. Unless the business of the Partnership is continued pursuant to (i) or (ii) above, the Partnership shall conduct only activities necessary to wind up its affairs.

        (b) If the business of the Partnership continues pursuant to Section 14.2(a), then


                (i) the reconstituted Partnership shall continue until the end of the term for which it is formed or reconstituted unless earlier dissolved in accordance with this Article;

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
               (ii) the interest of the former General Partner shall be treated thenceforth as the interest of a Limited Partner and converted into Units in the manner provided in Section 13.3(b) (unless dissolution results from withdrawal due to a transfer of interests in the Partnership pursuant to Section 11.2 or withdrawal occurring after, or removal effective upon or after, selection of a successor pursuant to Sections 13.1 or 13.2, in which event the former General Partner shall be subject to the option of its successor provided for in Section 13.3(a)); and

               (iii) all necessary steps shall be taken to amend this Agreement, if necessary, and the Certificate of Limited Partnership, and the Managing General Partner (or its successor) may for this purpose exercise the powers of attorney granted pursuant to Section 1.5.

SECTION  14.3  Liquidation.

        Upon dissolution of the Partnership, unless an election to reconstitute the Partnership and continue its business is made pursuant to Section 14.2, the Managing General Partner shall be the Liquidator unless (i) the Managing General Partner has wrongfully dissolved the Partnership or withdrawn pursuant to any Event of Withdrawal, in which case a liquidator or liquidating committee selected by a Majority Interest shall be the Liquidator, or (ii) a court of competent jurisdiction has appointed a person to carry out the liquidation, in which case such person shall be the Liquidator. The Liquidator (if other than the Managing General Partner) shall be entitled to receive such compensation for its services as may be approved by the vote of a Majority Interest. The Liquidator shall agree not to resign at any time without 15 days prior written notice and (if other than the Managing General Partner or a court-appointed Liquidator) may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest. Upon dissolution, removal or resignation by the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall, within 30 days thereafter, be selected by a Majority Interest or by a court of competent jurisdiction, as the case may be. In the event a Majority Interest is required to, but does not, select a liquidator or liquidating committee or successor liquidator or liquidating committee, if applicable, at a meeting called and held or pursuant to written consents solicited in accordance with the procedures set forth in Article XV of this Agreement, the Liquidator or successor Liquidator shall be selected, and its compensation approved, by a majority of the Partnership Interests attributable to those Partners present in person or by proxy at a meeting called and held in accordance with the procedures set forth in Article XV, except that a quorum shall not be required and such Partners shall vote together as a single class. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, (i) those powers granted to the Liquidator under the Texas Act and (ii) all of the powers conferred upon the Managing General Partner under the terms of this Agreement (but subject to all of the applicable

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
limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in section 17.1) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law;

        (a) the payment to, or establishment of reserves with respect to, creditors of the Partnership, including Partners who are creditors other than solely as a result of accrued but unpaid distributions, in order of priority provided by law;

        (b) to the Partners, in proportion to and to the extent of the positive balances in their respective Capital Accounts; and

        (c) to the Partners in accordance with their respective Percentage Interests;

        provided, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in an amount determined by the Liquidator to be appropriate for such purposes.

SECTION  14.4  Distribution in Kind.

        Notwithstanding the provisions of Section 14.3 which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (other than those to Partners) and may, in its sole discretion, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Sections 14.3(c) and 14.3(d), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable and to any joint ownership agreements or other agreements governing the ownership of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

SECTION  14.5  Return of Capital.

        Neither of the General Partners shall be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

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
SECTION 14.6  Waiver of Partition.

        Each Partner hereby waives any rights to partition of the Partnership property.

                                   ARTICLE XV

                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS;
                                   RECORD DATE

SECTION 15.1  Amendments to be Adopted Solely by the Managing General Partner.

        The Managing General Partner (pursuant to the Managing General Partner's powers of attorney from the Limited Partners) may amend any provision of this Agreement without the consent of any Limited Partner or Assignee, and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

        (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership, the registered agent or the registered office of the Partnership;

        (b) admission, substitution or termination of Partners in accordance with this Agreement;

        (c) a reduction in all or a portion of any Limited Partner's Capital Contribution, or any increase thereof, adopted in accordance with Section 15.2 hereof;

        (d) a change that is necessary to qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the Managing General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for Federal income tax purposes;

        (e) a change to divide the outstanding Class A Units into a greater number of Class A Units or to combine the outstanding Class A Units into a smaller number of Class A Units;

        (f) a change to divide the outstanding Class B Units into a greater number of Class B Units or to combine the outstanding Class B Units into a smaller number of Class B Units;


        (g) an amendment that in the sole discretion of the Managing General Partner is necessary or desirable in connection with the authorization for issuance or issuance of any class or series of Units pursuant to Section 3.3(b) or 3.3(e), or a change to combine or reclassify the Class A Units and Class B Units as provided in Section 3.3(g).

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
        (h) a change (i) that does not adversely affect the Limited Partners in any material respect, or (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Federal or state agency or contained in any Federal or state statute (including, without limitation, the Texas Act), or that is necessary or desirable to implement the provisions of Section 5.2(c) or to facilitate the trading of any Class of the Depositary Units or comply with any rule, regulation, guideline or requirement of any securities exchange on which any Class of the Depositary Units are or will be listed for trading, compliance with any of which the Managing General Partner deems to be in the best interests of the Partnership and the Limited Partners or (iii) that is required or contemplated by this Agreement;

        (i) an amendment that is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership or the Managing General Partner or Special General Partner or their respective directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

        (j) an amendment to reflect the occurrence of any event described in
Section 13.3(b)(i), (ii) or (iii);

        (k) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3; or

        (l)    any other amendments similar to the foregoing.

SECTION  15.2  Amendment Procedures.

        Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements: (a) amendments of this Agreement may be proposed only by the Managing General Partner; (b) if an amendment is proposed, the Managing General Partner shall seek the written consent of the requisite Percentage Interests of the Limited Partners or call a meeting of the Limited Partners to consider and vote on such proposed amendment; and (c) a proposed amendment shall be effective upon its approval by a Majority Interest unless a greater percentage is required by law or this Agreement. The Managing General Partner shall notify all Partners upon final adoption of any proposed amendment (other than an amendment effected without the vote or consent of the Limited Partners in accordance with Section 15.1).


SECTION 15.3  Amendment Requirements.

        (a) Notwithstanding the provisions of Sections 15.1 and 15.2, (i) the approval of the Special General Partner shall be required for any amendment, if such amendment would change the Special General Partner's Percentage Interest or increase the Special General Partner's duties or

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
liabilities or the Partnership has received an Opinion of Independent Counsel that such amendment would have a materially adverse consequence to the Special General Partner, and (ii) the approval of the Managing General Partner and (A) if the determination is made during the Initial Term, the approval of Limited Partners whose aggregate Percentage Interests constitute at least 98% of the aggregate Percentage Interests of each Class, or (B) if the determination is made after the Initial Term, the approval of Limited Partners whose aggregate Percentage Interests constitute at least 98% of the aggregate Percentage Interests of the Limited Partners, shall be required for (1) any amendment unless the Partnership has received an Opinion of Independent Counsel that such amendment would not result in the loss of limited liability of any Limited Partner or result in the Partnership being treated as an association taxable as a corporation for Federal income tax purposes (unless the Partnership is already treated in all material respects as an association taxable as a corporation due to changes in Federal income tax laws) or (2) any amendment to Section 18.1, except as permitted in Section 15.1(h)(i).

        (b) Notwithstanding the provisions of Sections 15.1, 15.2 and 15.3(a), no provision of this Agreement which establishes a percentage of the Limited Partners of any Class required to take any action shall be amended, altered, changed, repealed or rescinded in any respect which would have the effect of reducing the voting requirement, unless such is approved by written consent or the affirmative vote of Limited Partners whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced. During the Initial Term, this Section 15.3(b) shall be amended only with the approval by written consent or the affirmative vote of Limited Partners whose aggregate Percentage Interests constitute at least 98% of the aggregate Percentage Interests of the Limited Partners in each Class. After the Initial Term, this
Section 15.3(b) shall only be amended with the approval by written consent or affirmative vote of Limited Partners whose aggregate Percentage Interests constitute at least 98% of the aggregate Percentage Interests. The voting requirements contained in this Section 15.3(a) and (b) shall be in addition to voting requirements imposed by law or other provisions contained herein.

SECTION  15.4  Meetings.

        During the Initial Term, meetings of any Class of Limited Partners may be called by the Managing General Partner or by Limited Partners whose aggregate Percentage Interests constitute at least 20% of the aggregate Percentage Interests of the Class of Limited Partners for which the meeting is called. After the Initial Term, meetings of the Limited Partners may be called by the Managing General Partner or by Limited Partners whose aggregate Percentage Interests constitute at least 20% of the aggregate Percentage Interests of the Limited Partners. Any Partner calling a meeting shall specify the number of Units as to which the Partner is exercising the right to call a meeting and only those specified Units shall be counted for the purpose of determining whether the required 20% standard established above has been met. Limited Partners shall call a meeting by delivering to the Managing General Partner one or more calls in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes,

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
rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing General Partner shall send a notice of the meeting to the appropriate Class of Limited Partners either directly or indirectly through the Depositary. A meeting shall be held at a time and place determined by the Managing General Partner on a date not more than 60 days after the mailing of notice of the meeting. Limited Partners may vote either in person or by proxy at any meeting. No matters that would constitute taking part in control of the Partnership by the Limited Partners shall be voted upon by the Limited Partners.

SECTION 15.5 Notice of a Meeting.

        Notice of a meeting called pursuant to Section 15.4 shall be given either personally, in writing or by mail or other means of written communication addressed to the Limited Partner at the address of the Limited Partner appearing on the books of the Depositary or the partnership. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this
Article XV executed by the Managing General Partner, Depositary, Transfer Agent, registrar of Depositary Units or mailing organization shall be prima facie evidence of the giving of notice. If any notice addressed to the Limited Partner at the address of the Limited Partner appearing on the books of the Depositary or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, said notice and any subsequent notices or reports shall be deemed to have been duly given without further mailing if they are available for the Limited Partner at the principal executive office of the Partnership for a period of one year from the date of the giving of the notice to all other Limited Partners.

SECTION 15.6  Record Date.

        For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of any Class of Limited Partners or to give consents without a meeting as provided in Section 15.11, the Managing General Partner may set a Record Date, which date shall not be less than 10 days nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any securities exchange on which the Depositary Units of the Class for which the meeting is called are listed for trading, in which case the rule, regulation, guideline or requirement of such securities exchange shall govern).

SECTION 15.7  Adjournment.


        When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

SECTION 15.8  Waiver of Notice; Consent to Meeting; Approval of Minutes.

        The transactions of any meeting of Limited Partners, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, provided that if a quorum is present either in person or by proxy, and further provided that if, either before or after the meeting, each of the Limited Partners entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

SECTION  15.9  Quorum.

        During the Initial Term, Limited Partners who are represented in person or by proxy and whose Class Percentage Interests constitute a majority of the Percentage Interests of such Class shall constitute a quorum at a meeting of that Class of Limited Partners. After the Initial Term, a Majority Interest represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners. Except as otherwise specified in this Agreement, the vote of Limited Partners whose Percentage Interests represent a majority of the Percentage Interests entitled to vote and present in person or by proxy at a meeting of such Limited Partners duly called and held in accordance with this Agreement and at which a quorum is present shall constitute the act of such Limited Partners. The Limited Partners present at a meeting duly called or held and at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, provided that any action taken is approved by the requisite Percentage Interests, if any of the Limited Partners specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of Limited Partners whose Percentage Interests represent a majority of the Percentage Interests of the Limited Partners in the Class for which such meeting is being held, represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.4

SECTION 15.10    Conduct of Meeting.

        The Managing General Partner shall have full power and authority concerning the manner of conducting any meeting of Limited Partners or the solicitation of consents in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. Such person designated to serve as chairman and to take the minutes of any such meeting may be a director or officer of the Managing General Partner. All minutes shall be kept with the records of the Partnership maintained by the Managing General Partner. The Managing General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of consents in writing, including regulations with respect to the appointment of proxies, the appointment and duties of inspectors of votes and consents, the submission and examination of proxies and other evidence of the right to vote and the revocation of consents in writing.

SECTION  15.11    Action Without a Meeting.

        Any action that may be taken at a meeting of the Limited Partners, or any Class thereof, may be taken without a meeting if a consent in writing setting forth the action so taken is signed by a Limited Partner or partners owning not less than the minimum Percentage Interests that would be necessary to authorize or take such action at a meeting at which all the Limited Partners of the appropriate Class were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not consented in writing. The Managing General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than 20 days, specified by the Managing General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units which were not voted. If consent to the taking of any action by the Limited Partners, or any class of the Limited Partners, is solicited by any person other than by or on behalf of the Managing General Partner, the written consents shall have no force and effect unless and until (i) they are deposited with the partnership in care of the Managing General Partner, (ii) consents sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient consents are deposited with the Partnership, and (iii) an Opinion of Independent Counsel is delivered to the Managing General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (1) shall not cause the Limited Partners, or any Class thereof, to be deemed to be taking part in the management and control of the business and affairs of the partnership so as to subject the Limited Partners, or any Class of the Limited Partners, to unlimited liability therefor, (2) will not jeopardize the status of the partnership as a partnership under applicable tax laws and regulations, and (3) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

SECTION 15.12    Voting and Other Rights.

        (a) Only those Record Holders of Units and Depositary Units on the Record Date set pursuant to Section 15.6 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which consents are solicited. With respect to voting rights and

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
other powers attributable to Units or Depositary Units that are held by Assignees other than Non-citizen Assignees, the Managing General Partner shall be deemed to be the Limited Partner with respect thereto and the Managing General Partner shall, in exercising such voting rights or any other powers in respect to such Units or Depositary Units on any matter, vote such Units or Depositary Units or exercise such other powers at the direction of the Assignee.

        (b) With respect to Depositary Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name the Depositary Receipts evidencing such Depositary Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Depositary Units on any matter, vote such Depositary Units in favor of, and at the direction of (which may be pursuant to discretionary authority granted to the broker, dealer or other agent), the Person on whose behalf such broker, dealer or other agent is holding such Depositary Units and the Partnership shall be entitled to assume it is so acting without further inquiry.

                                   ARTICLE XVI

                                     MERGER

SECTION  16.1  Authority.

        The Partnership may merge or consolidate with one or more limited partnerships formed under the laws of the State of Texas or another state of the United States of America pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article.

SECTION  16.2  Procedure for Merger or Consolidation.

        Merger or consolidation of the Partnership pursuant to this Article requires the prior written consent of the General Partners. If the General Partners determine, in the exercise of their sole discretion, to consent to the merger or consolidation, the General Partners shall approve the Merger Agreement, which shall set forth:

        (a) The names and states of domicile of the limited partnerships proposing to merge or consolidate;

        (b) The name and state of domicile of the limited partnership into which they propose to merge or consolidate (hereafter designated as the "Surviving Limited Partnership");

        (c)    The terms and conditions of the proposed merger or consolidation;

        (d) The manner and basis of exchanging or converting the general and limited partnership interests of each merging limited partnership for, or into, cash, property, or general or limited partnership interests, rights, securities or obligations of the Surviving Limited Partnership; and (i)

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if any general or limited partnership interests of either merging limited partnership are not to be exchanged or converted solely for, or into, cash, property, or general or limited partnership interests, rights, securities or obligations of the Surviving Limited Partnership, the cash, property, or general or limited partnership interests, rights, securities or obligations of any limited partnership (other than the Surviving Limited Partnership), corporation, trust or other entity which the holders of such general or limited partnership interests are to receive in exchange for, or upon conversion of, their general or limited partnership interests, and (ii) in the case of general or limited partnership interests represented by certificates, upon the surrender of such certificates, which cash, property, or general or limited partnership interests, rights, securities or obligations of the Surviving Limited Partnership or any limited partnership (other than the Surviving Limited Partnership), corporation, trust or other entity, or evidences thereof, are to be delivered;

        (e) A statement of any changes in the certificate of limited partnership of the Surviving Limited Partnership to be effected by such merger or consolidation;

        (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 16.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of the Merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

        (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or desirable.

SECTION  16.3  Approval by Limited Partners of Merger or Consolidation.

        (a) The Managing General Partner of the Partnership, upon approval of the Merger Agreement by both General Partners, shall direct that the Merger Agreement be submitted to a vote of Limited Partners either at a meeting or by written consent, in either case in accordance with the requirements of Article
XV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of meeting or the written consent.

        (b) The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of at least a Majority Interest, unless the Merger Agreement contains any provision which, if contained in an amendment to the Agreement, would require the vote or consent of a greater percentage of the Percentage Interests of the Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

        (c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 16.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

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SECTION 16.4  Certificate of Merger.

        Upon the required approval by the General Partners and Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State in conformity with the requirements of the Texas Act.

SECTION 16.5  Effect of Merger.

        (a)    Upon the effective date of the certificate of merger,

               (i) all of the rights, privileges, and powers of each partnership that has merged or consolidated, all property, real, personal and mixed, all debts due to any of those partnerships, and all other things and causes of action belonging to each of those partnerships are vested in the Surviving Partnership and after the merger or consolidation are the property of the Surviving Partnership to the extent they were of each constituent partnership;

                (ii) the title to any real property vested by deed or otherwise in any of those partnerships does not revert and is not in any way impaired because of the merger or consolidation;

                (iii) all rights of creditors and all liens on or security interests in property of any of those partnerships is preserved unimpaired; and

               (iv) all debts, liabilities, and duties of those partnerships attach to the Surviving Partnership, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

        (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities form one entity to another having occurred.

                                  ARTICLE XVII

                          PROHIBITIONS AND LIMITATIONS

SECTION 17.1  General Prohibitions.


        Without the prior approval of a Majority Interest, the Managing General Partner shall not:

        (a) sell or exchange all or substantially all of the assets of the Partnership, including, without limitation, any such sale or exchange to the Managing General Partner or the Special General Partner (provided, however, that this provision shall not be interpreted to preclude contributions of all or substantially all of the assets of the Partnership to the Operating Partnership

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or to other limited partnerships or other entities, the securities of which are distributed to the Partners); or

        (b)    acting on behalf of the Partnership,

                (i) consent to amendments to the Operating Partnership Agreement that would adversely affect the limited partner of the Operating Partnership in any material respect;

                (ii) elect a successor managing general partner of the Operating Partnership;

               (iii) consent to the sale of all or substantially all of the assets of the Operating Partnership (provided, however, that this provision shall not be interpreted to preclude contributions of assets of the Operating Partnership to other limited partnerships or other entities, the securities of which are distributed to the Partners); or

                (iv) take any action required by the Operating Partnership Agreement to be taken by the limited partner of the Operating Partnership.

                                  ARTICLE XVIII

                               SPECIAL PROVISIONS

SECTION 18.1 Right of IP to Purchase Units.

        (a) IP shall have the right, exercisable at its option at any time during the Purchase Period, to purchase for cash all of the Units of each Class (whether such Units are evidenced by Certificates or Depositary Units) that are outstanding and owned by Persons other than IP, IPFR and their respective Affiliates on the Purchase Date fixed by IP for such purchases. Any exercise by IP of its rights to purchase Units pursuant to this Section 18.1(i) shall consist of the purchase by IP of all Units of each Class outstanding on the Purchase Date for such purchase (excluding Units owned by IP, IPFR and their respective Affiliates) and (ii) shall be at a price per Unit equal to the Purchase Price.

        (b) In the event that IP elects to exercise its right to purchase Units pursuant to paragraph (a) above, IP shall deliver to the Purchase Agent the Notice of Election to Purchase and IP shall cause the Purchase Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Depositary Units, and IP shall mail a copy of such Notice of Election to Purchase to the record owners of undeposited Units, at least 10, but not more than 60, days prior to the Purchase Date. In addition, IP shall cause such Notice of Election to Purchase to be published in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, New York. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his or her address as reflected in the records of the Depositary or, with respect to Units withdrawn from deposit under the Deposit Agreement, to the record owner at his other address as

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
reflected in the Certificate of Limited Partnership of the Partnership, shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the Purchase Date, IP shall deposit with the Purchase Agent cash in an amount equal to the Purchase Funds. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the Purchase Funds shall have been deposited with the Purchase Agent in trust for the benefit of the holders of Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Depositary Receipt or, with respect to Units withdrawn from deposit under the Deposit Agreement, any Certificate for Units subject to purchase shall not have been surrendered for purchase, the Record Holders of Units subject to purchase hereunder and their Assignees (other than IP, IPFR and their respective Affiliates) shall no longer be deemed to be Partners, but instead shall be considered as unsecured creditors of the Partnership with a claim to receive, upon surrender to the Purchase Agent of the Depositary Receipts or Certificates evidencing Units purchased hereunder, an amount, in cash or immediately available funds, equal to the number of each Class of Units purchased hereunder multiplied by the Purchase Price thereof, respectively. All rights of the Record Holders of Units on the Record Date (other than IP, IPFR and their respective Affiliates) and of Assignees of such Record Holders as Partners (including, without limitation, any rights pursuant to Articles IV, V and XV hereof) shall be deemed transferred to IP on the record books of the Depositary and the Partnership, and IP shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as a Record Holder of such Units (including, without limitation, all rights as Record Holder of such Units pursuant to Articles IV, V and XV hereof).

        (c) At any time from and after the Purchase Date, a holder of an outstanding Unit subject to purchase as provided in this Section 18.1 may surrender his Depositary Receipt or Certificate evidencing such Unit to the Purchase Agent in exchange for payment of the Purchase Price therefor, without interest thereon. The Notice of Election to Purchase mailed by IP to Record Holders of Certificates and furnished by IP to the Purchase Agent in accordance with paragraph (b) above and, in turn, mailed by the Purchase Agent to Record Holders of Depositary Units shall specify (i) the Purchase Date, (ii) the Purchase Price of each Class, (iii) that IP elects to purchase such Units, upon surrender thereof in exchange for payment, at the address of the corporate office of the Purchase Agent in the Borough of Manhattan, New York and at such other office or offices of the Purchase Agent as the Purchase Agent may specify, or as may be required by any securities exchange on which Units of any Class, or Depositary Units representing same, are listed for trading, and (iv) that from and after the Purchase Date, provided the Purchase Funds have theretofore been deposited with the Purchase Agent, the Record Holders on the Purchase Date fixed for purchase by IP and the Assignees of such Record Holders (other than IP, IPFR and their respective Affiliates) shall no longer be deemed to be Partners, but instead shall only have an unsecured claim against the Partnership to receive, upon surrender of their Units to the Purchase Agent, an amount, without interest, equal to the number of each Class of Units to be purchased multiplied by the Purchase Price thereof, respectively.

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
SECTION 18.2  Right of IP to Withdraw 90,000 Acres; Title to the Timberlands.

        (a) On or before December 31, 1989, IP shall have the absolute right to designate for withdrawal from the Partnership an aggregate of up to 90,000 acres of the Original Timber Interests and may cause the Partnership to execute such deeds or qualifications or other instruments as IP deems necessary or desirable to evidence the fact that the Partnership has no interest in any such acreage withdrawn by IP from and after the date designated by IP pursuant to this
Section 18.2.

        (b) If IP exercises its right to withdraw acreage pursuant hereto, the Managing General Partner, based upon whatever method it deems reasonable, shall allocate the Carrying Value of any such property among all other Original Timber Interests attributed to the Accounting Unit to which such withdrawn property had been attributed. The Carrying Values of such other Original Timber Interests shall be increased accordingly and the Carrying Value of any such withdrawn property shall be deemed, upon its withdrawal, to be zero. To the extent the withdrawn property consists of Original Timber Interests included in a separate timber account, the Managing General Partner may, in its discretion, elect to increase only the Carrying Value of the units of timber included in such separate timber account.

        (c) In the event the Carrying Values of Contributed Properties are increased in accordance with paragraph (b) hereof, the original Agreed Values of such properties shall be increased by an equal amount. To the extent the withdrawn property consists of Original Timber Interests included in a separate timber account, the tax basis of the units of timber included in such separate timber account shall be reduced accordingly. (Any increase in the Agreed Value of, or decrease in the tax basis of, Original Timber Interests resulting from the withdrawal of property pursuant hereto shall be taken into account in determining the amount of gain to be allocated pursuant to Section 5.2(b) with respect to such property.)

        (d) Subject to Section 18.2(a) above and to such liens, encumbrances, security interests, equities or claims as do not materially interfere with the ownership or benefits of the Timberlands contributed to the Partnership as contemplated by the Registration Statement, IP represents to the Partnership that IP has good title to the Timberlands and, upon the execution and delivery of the Conveyance Agreement, the Partnership will have good title to the Timberlands. For purposes of this Section 18.2(d), the term "Timberlands" shall be defined as set forth in the Registration Statement.

SECTION 18.3 Agreement of IP to Retain Ownership of IPFR.


        Until the first to occur of (i) a Triggering Event or (ii) the dissolution and liquidation of the Partnership in accordance with Article XIV of this Agreement, IP covenants and agrees that it shall not sell, assign, transfer, give, pledge, encumber, hypothecate, mortgage or otherwise dispose of any of the shares of the Class B Common Stock that it may own at the date of this Agreement or any additional shares of the Class B Common Stock that it may acquire during the term of this Agreement, and shall otherwise maintain without interruption its ability to transfer and sell such

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
shares of Class B Common Stock in accordance with the last sentence of this
Section 18.3. Upon the occurrence of a Triggering Event, IP covenants and agrees to sell all shares of Class B Common Stock that it owns on the date of a Triggering Event in accordance with the provisions of Article Four B(5) of the IPFR Charter.

SECTION  18.4  Right of IP to Retain or Purchase Mineral Interests.

        (a) Upon the contribution by IP of the Original Timber Interests to the Partnership pursuant to Sections 3.1 and 3.2, IP will retain the ownership of all minerals and mineral interests in the Original Timber Interests and the right to explore for, develop and market any such minerals and mineral interests. The Managing General Partner shall execute, acknowledge and file, or cause to be executed, acknowledged and filed, any and all deeds, conveyances, leases or other instruments as may be necessary, from time to time during the term of this Agreement, in order to evidence ownership of, or the benefits of ownership attributable to, such minerals or mineral interests retained by IP. To the extent the Partnership or the Operating Partnership holds any minerals or mineral interests intended to be retained by IP, IP may elect to have such minerals or mineral interests deemed to be an additional Capital Contribution to the Partnership pursuant to Section 3.3. In such event, the Agreed Value of such minerals or mineral interests should be attributed entirely to the Secondary Account and Class A Units and Class B Units issued to IP in accordance with the principles of Section 3.3(f)(i)(A). To the extent such minerals or mineral interests are determined to be owned by the Partnership as a matter of law, if the Partnership is unable to transfer such minerals or mineral interests, and if IP is unable to make an election to cause a deemed Capital Contribution of such minerals or mineral interests for Units, the Agreed Value of such minerals or mineral interests shall in any event be attributed entirely to the Secondary Account.

        (b) If, in connection with the acquisition of additional Timber Interests by the Partnership during the term of this Agreement, the Timber Interests to be so acquired include interests in the minerals underlying such Timber Interests, the Partnership shall inform IP thereof and shall offer IP the exclusive right to acquire such mineral interests by payment to the Partnership of that portion of the aggregate purchase price of the Timber Interest to be so acquired as the Managing General Partner may reasonably determine to be the allocable portion of the aggregate purchase price attributable to such mineral interests. The notice to be furnished to IP in accordance herewith shall be so furnished at least 20 Business Days prior to the proposed date for closing of the proposed purchase by the Partnership, and IP shall notify the Partnership of its election to purchase such mineral interests on or before the close of business on the first Business Day next preceding the first anniversary of the closing of the acquisition of such Timber Interests by the Partnership. If IP does so elect to purchase any such mineral interests, the Managing General Partner shall execute, acknowledge and file, or cause to be executed, acknowledged and filed, any and all such deeds, conveyances, leases or other instruments as may be necessary in order to evidence ownership of such mineral interests by IP. If IP fails or refuses to elect to purchase such mineral interests on or before such Business Day preceding the first anniversary date, the partnership shall be under no further obligation to IP with respect to such mineral interests.

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SECTION 18.5 Trademark of IP.

        The logotype included on the cover page of the preliminary prospectus and the final prospectus included in the Registration Statement is a registered trademark and the exclusive property of IP. The Partnership and IPFR are hereby granted a non-exclusive, non-transferable right and license to use such trademark in connection with the preliminary prospectus and final prospectus included in the Registration Statement, provided that none of the Limited Partners of the Partnership shall, by such grant, have any right to use such trademark. IP shall have all right to control all use made of the mark by the Partnership and IPFR, and the Partnership and IP agree to submit samples of all proposed uses of the mark for written approval thereof by IP. Any and all use of the mark by the Partnership and IPFR shall inure to the benefit of IP.

                                   ARTICLE XIX

                               GENERAL PROVISIONS

SECTION  19.1  Definitions.

        The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

        "Accounting Unit" means the Primary Account or the Secondary Account, whichever the case may be.

        "Accounting Unit Valuation Formula" means the following formula, which is to be applied in arriving at the Primary Account Value and the Secondary Account Value, as of any date of determination:

                        .9596 P + .0404 S = X
                        ---------------------
                        .0404 P + .9596 S = Y

                  P     =    Primary Account
                  S     =    Secondary Account
                  X     =    Total number of Class A Units outstanding
                             multiplied by the then Issue price of Class A
                             Units, as of the date of such determination.
                  Y     =    Total number of Class B Units outstanding
                             multiplied by the then Issue Price of Class B
                             Units, as of the date of such determination.

        "Additional Class A Limited Partner" means a Person admitted to the partnership pursuant to Section 12.3 as a Class A Limited Partner.

        "Additional Class B Limited Partner" means a Person admitted to the Partnership pursuant to Section 12.3 as a Class B Limited Partner.

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
        "Additional Partner" means a Person admitted to the Partnership pursuant to Section 12.3 as a Limited Partner.

        "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Sections 3.5(d)(i) or 3.5(d)(ii).

        "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in the definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Affiliated Corporation" means a corporation of which all of the outstanding shares of stock are owned by the Partnership or the Operating Partnership.

        "Affiliated Partnership" means a partnership which is an Affiliate of the Partnership and in which the Partnership or the Operating Partnership owns a partnership interest.

        "Affiliated Partnership Agreement" means the partnership agreement entered into by the partners of an Affiliated Partnership.

        "Agreed Value" (a) of the Original Primary Account Property transferred to the Partnership by IP as an Initial Limited Partner pursuant to Section 3.1(c) means the sum of (1) that amount arrived at by multiplying the number of Class A Units issued to IP in exchange for the conveyance of the Original Primary Account Property, as set forth in the Conveyance Agreement, by the Initial Class A Unit Price, (2) that amount arrived at by multiplying the number of Class B Units issued to IP in exchange for the conveyance of the Original Primary Account Property, as set forth in the Conveyance Agreement, by the Initial Class B Unit Price and (3) the amount of any indebtedness either assumed by the Partnership upon such exchange or to which the Original Timber Interests are subject, when contributed, that is attributed to the Original Primary Account Property by the Managing General Partner, (b) of the Original Secondary Account Property transferred to the Partnership by IP as an Initial Limited Partner pursuant to Section 3.2(c) means the sum of (1) that amount arrived at by multiplying the number of Class A Units issued to IP in exchange for the conveyance of the Original Secondary Account Property, as set forth in the Conveyance Agreement, by the Initial Class A Unit Price, (2) that amount arrived at by multiplying the number of Class B Units issued to IP in exchange for the conveyance of the Original Secondary Account Property, as set forth in the Conveyance Agreement, by the Initial Class B Unit Price and (3) the amount of any indebtedness either assumed by the Partnership upon such exchange or to which the Original Timber Interests are subject, when contributed, that is attributed to the Original Secondary Account Property by the Managing General Partner, and (c) of any other contributed Property transferred to the Partnership, means the fair market value of such property as determined by the Managing General Partner using such reasonable method of valuation as may be adopted by the Managing General Partner. The Managing General Partner shall allocate the Agreed Value of the Original Primary

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
Account Property and the Original Secondary Account Property among each separate property constituting Original Primary Account Property or Original Secondary Account Property by whatever method the Managing General Partner deems reasonable. The Agreed Value of any property shall reflect (i) any adjustment made pursuant to Section 3.5(b)(iii), (ii) any adjustments made by the Managing General Partner pursuant to Section 6.11 relating to an allocation between the Accounting Units and (iii) any adjustment made upon the withdrawal of property pursuant to Section 18.2.

        "Agreement" means this agreement of limited partnership, as it may be amended from time to time.

        "Assignee" means a Non-citizen Assignee or a Person to whom one or more Depositary Units or Units have been transferred, by assignment of a Depositary Receipt or otherwise, in a manner permitted under this Agreement or the Deposit Agreement, and who thereby has an interest in the partnership equivalent to that of a Limited Partner but (a) limited to the Class(es) of Units to which such transferred Depositary Units or Units relate, (b) limited to (i) the rights and obligations appurtenant to such Unit or Units to share in the distributions, including liquidating distributions, of the Partnership and (ii) other rights specifically provided to Assignees by this Agreement, and (c) otherwise subject to the limitations under the Texas Act on the rights of an assignee who has not become a substituted limited partner.

        "Beneficial Owner" means beneficial owner as such term is defined on the date of this Agreement in Rule 13d-3 of the General Rules and Regulations of the Exchange Act.

        "Book-Tax Disparity" means, with respect to a Contributed Property or Adjusted Property, as of any date of determination the difference between the Carrying Value of such Contributed Property or Adjusted Property, and the adjusted basis thereof for Federal income tax purposes, as of such date. A

Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 3.5, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles.

        "Bulk Sale" means a sale of standing timber that does not qualify for capital gains treatment under Section 631(b) of the Code.

        "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or of the State of Texas or New York shall not be regarded as a business day.

        "Capital Account" means the Capital Account maintained for a Partner pursuant to Section 3.5.

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
        "Capital Contribution" means any cash and any Contributed Property which a Partner contributes to the partnership pursuant to Sections 3.1, 3.2 or 3.3.

        "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depletion (computed as a separate item of deduction), depreciation and cost recovery deductions charged to the Partners' Capital Accounts pursuant to Section 3.5(a) with respect to such property, as well as any other charges to such Carrying Values for sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, and (b) with respect to any other property, the adjusted basis of such property for Federal income tax purposes as of the time of determination. The Carrying Value of any property so determined shall be adjusted to reflect (i) any adjustment made pursuant to
Section 3.5(d), (ii) any adjustments made by the Managing General Partner pursuant to Section 6.11 relating to an allocation between the Accounting Units and (iii) any adjustment made upon the withdrawal of property pursuant to
Section 18.2.

        "Certificate" means a Class A Certificate, a Class B Certificate or a certificate issued by the Partnership evidencing ownership of one or more other Units issued pursuant to Section 3.3(b) or combined or reclassified Units issued pursuant to Section 3.3(g), as the case may be.

        "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Texas pursuant to Section 6.2, as it may be amended from time to time.

        "Charitable Contribution" means the transfer of Partnership property consisting of approximately 16,155 acres of timberlands located in Piercefield and Colton, St. Lawrence County, New York, contributed to The Conservation Fund, with an additional development easement on approximately 4,263 acres of timberlands located in Piercefield, St. Lawrence County, New York, contributed to the State of New York, all by a deed and easement executed on or about July 30, 1993, and the transfer of Partnership property consisting of approximately 6,184 acres of timberlands located in Columbus County, North Carolina, of which a portion of the acreage's fair market value was contributed to The Conservation

Fund, all by a deed and easement executed on or about December 20, 1995.

        "Citizenship Certification" means a properly completed certificate in such form as may be specified by the Managing General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

        "Class" means the Limited Partners holding Class A Units, the Limited Partners holding Class B Units, the Limited Partners holding another class of Units issued pursuant to Section 3.3(b) or the Limited Partners holding a combined or reclassified class of Units authorized pursuant to Section 3.3(g), whichever the case may be, such holders of Class A Units, as a group, such holders

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
of Class B Units, as a group, such holders of another class of Units, as a group, and such holders of combined or reclassified Units, as a group, each being considered a separate class.

        "Class A Capital Account" means that Capital Account maintained for a Class A Limited Partner pursuant to Section 3.5 with respect to such Partner's Class A Units.

        "Class A Certificate" means a non-negotiable certificate issued by the Partnership, substantially in the form of Annex I to this Agreement, evidencing ownership of one or more Class A Units.

        "Class A Depositary Units" means that certain Class of Depositary Units representing Class A Units on deposit with the Depositary pursuant to the Depositary Agreement.

        "Class A Limited Partner" means each Initial Class A Limited Partner, each Substituted Class A Limited Partner, each Additional Class A Limited Partner and any Departing Partner upon conversion of its Partnership Interest or its interest in the Operating Partnership into Class A Units pursuant to Section 13.3.

        "Class A Portion" means (a) as of the Commencement Date, with respect to the Net Agreed Value of the Original Primary Account Property, that amount arrived at by multiplying the Primary Account Value times IP's Primary Account Percentage Interest (in its capacity as a Class A Limited Partner), and (b) as of the Commencement Date, with respect to the Net Agreed Value of the Original Secondary Account Property, that amount arrived at by multiplying the Secondary Account Value times IP's Secondary Account Percentage Interest (in its capacity as a Class A Limited Partner).

        "Class A Units" means that certain class of Units representing the Partnership Interests of all Class A Limited Partners.

        "Class B Capital Account" means that Capital Account maintained for a Class B Limited Partner pursuant to Section 3.5 with respect to such Partner's Class B Units.


        "Class B Certificate" means a non-negotiable certificate issued by the Partnership, substantially in the form of Annex II to this Agreement, evidencing ownership of one or more Class B Units.

        "Class B Common Stock" means the Class B common stock, $.50 par value, of IPFR.

        "Class B Depositary Units" means the certain Class of Depositary Units representing Class B Units on deposit with the Depositary pursuant to the Depositary Agreement.

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
        "Class B Limited Partner" means IP, each Substituted Class B Limited Partner, each Additional Class B Limited Partner and any Departing Partner upon conversion of its Partnership Interest or its interest in the Operating Partnership into Class B Units pursuant to Section 13.3.

        "Class B Portion" means (a) as of the Commencement Date, with respect to the Net Agreed Value of the Original Primary Account Property, that amount arrived at by multiplying the Primary Account Value times IP's Primary Account Percentage Interest (in its capacity as a Class B Limited Partner), and (b) as of the Commencement Date, with respect to the Net Agreed Value of the Original Secondary Account Property, that amount arrived at by multiplying the Secondary Account Value times IP's Secondary Account Percentage Interest (in its capacity as a Class B Limited Partner).

        "Class B Units" means that certain class of Units representing the Partnership Interests of all Class B Limited Partners.

        "Class Percentage Interest" means, with respect to a particular Limited Partner or Assignee included in a Class, that fraction, expressed as a percentage, the numerator of which is such Limited Partner's or Assignee's Depositary Units or undeposited Units of such Class, and the denominator of which is the total number of such Depositary Units and undeposited Units of such Class outstanding as of the date of such determination.

        "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

        "Commencement Date" means March 14, 1985.

        "Contributed Property" means each Contributing Partner's interest in each property (other than cash) contributed to the Partnership by such Contributing Partner. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 3.5(d)(i), such property shall no longer constitute a Contributed Property for purposes of Section 5.2(b).

        "Contributing Partner" means each Partner contributing a Contributed Property to the Partnership in exchange for Units.

        "Conveyance Agreement" means that certain agreement to be entered into among IP, the Partnership and the Operating Partnership wherein (a) IP contributed and conveyed to the Partnership certain assets and the Partnership agreed to assume certain liabilities as such assets and liabilities are scheduled therein and (b) the Partnership contributed and conveyed such assets to the Operating Partnership and the Operating Partnership agreed to assume such liabilities.

        "Cut Timber" means timber that has been harvested from Timberlands and is held or sold.

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        "Departing Partner" means a General Partner, as of the effective date of any withdrawal or removal of such General Partner pursuant to Section 13.1 or 13.2.

        "Deposit Account" means the account or accounts established by the Depositary pursuant to the Deposit Agreement.

        "Deposit Agreement" means the agreement so designated, dated as of March 14, 1985, among the Managing General Partner as Attorney-in-fact of Limited Partners, all holders from time to time of Depositary Receipts, the Partnership and the Depositary, as it may be amended or supplemented from time to time.

        "Depositary" means Manufacturers Hanover Trust Company of New York, or any successor to it as depositary under the Deposit Agreement.

        "Depositary Receipt" means a depositary receipt, issued by the Depositary or agents appointed by the Depositary in accordance with the Deposit Agreement, evidencing ownership of one or more Class A Depositary Units, Class B Depositary Units or such other Depositary Units evidencing any other class of Units issued pursuant to Section 3.3(g), as the case may be.

        "Depositary Unit" means a Class A Depositary Unit, a Class B Depositary Unit or a Unit issued pursuant to Section 3.3(b) or such other combined or reclassified Unit issued pursuant to Section 3.3(g) that has been deposited with the Depositary, as the case may be.

        "Eligible Citizen" means a Person qualified to own interest in real property in jurisdictions in which the Partnership or the Operating Partnership does business or proposes to do business from time to time, who does not subject the Partnership or the Operating Partnership to a substantial risk of cancellation or forfeiture of any of their property or any interest therein.

        "Event of Dissolution" shall have the meaning assigned to it in Section 14.1.

        "Event of Withdrawal" shall have the meaning assigned to it in Section 13.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successors to such statute.

        "Expenses" shall have the meaning assigned to it in Section 6.8.


        "General and Administrative Overhead" means those customary, routine and necessary costs and expenses incurred or generated by the Managing General Partner and the Special General Partner which are associated with or attributable to the administration of the business of the Partnership including, but not limited to, an allocable portion of the cost of office services, telephone, postage, office occupancy, computer services, accounting and legal services, regulatory reporting, and an allocable portion of salaries, employee benefit costs and other similar costs of employees and officers of the Managing General Partner, computed on a cost basis in accordance with generally accepted accounting principles.

        "General Partners" means IP, IPFR and their successors, in their respective capacities as general partners of the Partnership.

        "Indemnitee" shall have the meaning assigned to it in Section 6.8.

        "Initial Class A Limited Partner" means IP and each Underwriter in their respective capacities of having acquired Class A Units in the Initial Offering.

        "Initial Class A Unit Price" means that price specified in the Underwriting Agreement as the price at which a Class A Unit was purchased by the Underwriters.

        "Initial Class B Limited Partner" means IP in its capacity of having acquired all of the Class B Units on the Commencement Date.

        "Initial Class B Unit Price" means the fair market value of each Class B Unit acquired by IP on the Commencement Date, as determined by IPFR.

        "Initial Limited Partner" means IP and each Underwriter that purchased a Class A Unit in accordance with Section 3.1(c).

        "Initial Offering" means the initial public offering of the Class A Depositary Units, as more fully described in the Registration Statement.

        "Initial Term" means that period beginning with the Commencement Date and ending at the close of business on December 31, 1999.

        "IP" means International Paper Company, a New York corporation, and any successor to International Paper Company by merger or consolidation or by sale of all or substantially all of the assets of International Paper Company.

        "IPFR" means IP Forest Resources Company, a Delaware corporation.

        "IPFR Charter" means the First Amended and Restated Certificate of Incorporation of IPFR, as amended and supplemented from time to time during the term of this Agreement.

        "Issue Price" means the price at which a Unit is purchased from the Partnership.


        "Limited Partner" means each Class A Limited Partner, each Class B Limited Partner, each Substituted Limited Partner, each Additional Partner, the Managing General Partner upon conversion of its partnership interest in this Partnership or the Operating Partnership into Units, and the Special

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General Partner upon conversion of its partnership interest in this Partnership or the Operating Partnership into Units.

        "Liquidator" has the meaning specified in Section 13.3.

        "Majority Interest" means (A) with respect to any determination made during the Initial Term, those Class A Limited Partners whose Percentage Interests, in the aggregate, exceed 50% of the Percentage Interests of all Class A Limited Partners, those Class B Limited Partners whose Percentage Interests, in the aggregate, exceed 50% of the Percentage Interests of all Class B Limited Partners, and the vote of any Class of Additional Units to the extent specified in the designations, preferences or special rights of such Class at the time of issuance pursuant to Section 3.3(b), such determination to be made separately by Class, and (B) with respect to any determination made after the Initial Term, those Limited Partners whose aggregate Percentage Interest exceed 50% of the aggregate Percentage Interest of the Limited Partners of all Classes, considered for purposes of such determination as one Class unless otherwise provided in the designations, preferences or special rights of a Class of Units issued pursuant to Section 3.3(b).

        "Managing General Partner" means IPFR or its successors.

        "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

        "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended.

        "Net Agreed Value" means (a) in the case of a partnership interest in the Operating Partnership contributed to the Partnership by a Departing Partner pursuant to Section 13.3, the amount of the capital account attributable to such partnership interest under the Operating Partnership Agreement as of the end of the month immediately preceding the month during which such contribution is made, (b) in the case of any other Contributed Property, the Agreed Value of such property reduced by any indebtedness either assumed by the Partnership upon such contribution or to which such property is subject when contributed, (c) in the case of any property currently distributed to a Partner pursuant to Section 4.10, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by an indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, and (d) in the case of any property distributed to a Partner in liquidation of the Partnership pursuant to Sections 14.3 and 14.4, the fair market value of such property at the time of such distribution (as determined pursuant to Section 14.4) reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.


        "Non-citizen Assignee" means a Person who has been deemed by the Managing General Partner to not be an Eligible Citizen and as to whose Partnership Interest the Managing General Partner has become the Substituted Limited Partner, pursuant to Section 11.5.

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
        "Notice of Election to Purchase" means the notice which set forth such information regarding the election by IP to purchase outstanding Units (including Units represented by Depositary Units) as is required by Section 18.1(c).

        "Official Capacity" shall have the meaning assigned to it in Section
6.8.

        "Operating Partnership" means IP Timberlands Operating Company, Ltd., until all or substantially all the assets of the Operating Partnership have been contributed to a limited partnership or other entity, and thereafter means such limited partnership or entity.

        "Operating Partnership Agreement" means the limited partnership agreement entered into among IPFR, as managing general partner, IP, as special general partner, and the Partnership, as limited partner, as it may be amended from time to time, provided that such limited partnership agreement shall no longer be considered the Operating Partnership Agreement and shall be superseded for all purposes hereof by the limited partnership agreement, or, in the case of an entity other than a limited partnership, the governing documents thereof, applicable to any limited partnership or other entity which is a successor Operating Partnership as contemplated by the definition of "Operating Partnership," as such limited partnership agreement or other governing documents, as the case may be, may be amended from time to time.

        "Opinion of Counsel" means a written opinion of counsel acceptable to the Managing General Partner.

        "Opinion of Independent Counsel" means a written opinion of independent counsel (who may be regular counsel to the Partnership or the Managing General Partner) acceptable to the Managing General Partner.

        "Original Primary Account Property" means that timber included within the Original Timber Interests that the Managing General Partner reasonably estimates will be harvested in accordance with sound forestry management practices during the Initial Term. The Managing General Partner may, in its sole discretion, periodically revise such estimate and reduce or enlarge the units of timber treated as Original Primary Account Property based upon the actual rate at which timber is harvested or disposed of or such other considerations as it deems appropriate. Any such adjustment made by the Managing General Partner shall be conclusive and binding upon the Partners.

        "Original Secondary Account Property" means the Original Timber Interests, other than any Original Primary Account Property.

        "Original Timber Interests" means the undivided ownership interest in

Timber Interests originally contributed by IP in exchange for Class A Units and Class B Units pursuant to Sections 3.1(c) and 3.2(c).

        "Partner" means a General Partner, a Limited Partner or an Assignee.

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
        "Partnership" means the limited partnership established by this Agreement.

        "Partnership Interest" means the interest of a Partner in the Partnership.

        "Percentage Interest" means (a) as to the Managing General Partner, 0.99%, (b) as to the Special General Partner, 0.01% and (c) as to a Limited Partner or Assignee included in a Class (i) if such determination is made during the Initial Term, the product, expressed as a percentage, of 99% times the Class Percentage Interest of each such Limited Partner with respect to the Class for which the determination is being made, or (ii) if such determination is being made after the Initial Term and the Class A Units and Class B Units have not theretofore been combined or reclassified into a single Class pursuant to
Section 3.3(g), the product, expressed as a percentage, of 4% times the Class Percentage Interest of each such Limited Partner with respect to Class A Units plus the product, expressed as a percentage, of 95% times the Class Percentage Interest of each such Limited Partner with respect to Class B Units, or (iii) if such determination is being made after the Initial Term and the Class A Units and Class B Units have theretofore been combined or reclassified into a single Class pursuant to Section 3.3(g), the product, expressed as a percentage, of 99% times the Class Percentage Interest of each Limited Partner, or (iv) if one or more additional Classes or series of Units have been issued pursuant to Section 3.3(b), the Percentage Interest determined in accordance with such designations, preferences and special rights as are fixed by the Managing General Partner pursuant to Section 3.3(b) with respect to such Class or series of Units.

        "Person" means an individual, partnership, limited partnership, foreign limited partnership, trust, estate, corporation, custodian, trustee, executor, administrator, nominee, or entity in its own or a representative capacity.

        "Primary Account" means a separate Accounting Unit maintained during the Initial Term in which there shall be reflected the Capital Contributions of the Original Primary Account Property and all other Capital Contributions attributed to such Accounting Unit, the results of the ownership, operation, maintenance and sale or other disposition of the Timber Interests, the Timberlands or other assets or properties of the Partnership during the Initial Term to the extent provided in Article IV hereof and all charges, credits and distributions in respect of such Accounting Unit as provided in this Agreement.

        "Primary Account Factor" means (a) with respect to either timber located on a particular tract of timberland or a particular aggregation of Standing Timber, contributed to, purchased by or sold by the Partnership, that percentage utilized by the Managing General Partner to allocate to the Primary Account a portion of the total Agreed Value assigned, purchase price paid or sales price received, whichever the case may be, with respect to such timber, such percentage being established either by discounted cash flows, asset values, number of timber units or any combination of the foregoing, reasonably attributed to the Primary Account by the Managing General Partner, and (b) with respect to the land attributable to a tract of Timberland contributed to, purchased by or sold by the Partnership, no portion of the Agreed Value assigned, purchase price paid or sales price received, whichever the case may be, with respect to such land.

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
        "Primary Account Percentage Interest" means (a) as to the Managing General Partner, 0.99%, (b) as to the Special General Partner, 0.01%, (c) as to a Class A Limited Partner or Class A Assignee, the product of (i) 95% multiplied by (ii) the Class Percentage Interest of such Partner with respect to Class A Units, as of the date of such determination, and (d) as to a Class B Limited Partner or Class B Assignee, the product of (i) 4% multiplied by (ii) the Class Percentage Interest of such Partner with respect to Class B Units, as of the date of such determination; provided, however, following the expiration of the Initial Term, the Primary Account Percentage Interest of any Partner shall be deemed to expire.

        "Primary Account Portion" of a Timber Interest means that portion of the Agreed Value or Net Agreed Value, whichever the case may be, of such Timber Interest arrived at by multiplying (a) the Primary Account Factor times (b) the Agreed Value or Net Agreed Value, whichever the case may be, of such Timber Interest.

        "Primary Account Value" means, as of any date of determination, the aggregate net value of assets attributed to the Primary Account, such net value arrived at by dividing the amount attributed to the Primary Account through application of the Accounting Unit Valuation Formula, as of such date of determination, by 99%.

        "Proceeding" shall have the meaning assigned to it in Section. 6.8.

        "Purchase Agent" means Manufacturers Hanover Trust Company, a New York corporation, or any successor to it as specified by IP.

        "Purchase Date" means the date determined by IP as the date for purchase of all outstanding Units (excluding Units owned by IP, IPFR and their respective Affiliates) pursuant to Section 18.1 of this Agreement, as specified in the Notice of Election to Purchase that is furnished to Limited Partners pursuant to
Section 18.1.

        "Purchase Funds" means an amount in cash equal to the aggregate purchase price (determined in accordance with Section 18.1(a) hereof) of all Units subject to purchase by IP on the Purchase Date in accordance with Section 18.1.

        "Purchase Period" means the period beginning on January 1, 1988 and ending upon the occurrence of any Triggering Event.

        "Purchase Price" means (i) if the exercise by IP of its right to purchase Units in accordance with Section 18.1 hereof occurs on or before December 31, 1991, a price per Unit of each Class equal to 150% of the Unit Price of each such Class, respectively, determined as of the 10th day prior to the date that the Notice of Election to Purchase is first mailed to the Record Holders, or (ii) if the exercise by IP of its right to purchase Units in accordance with Section 18.1 hereof occurs on or after January 1, 1992, a price per Unit of each Class equal to 133% of the Unit Price of each such Class, respectively, determined as of the 10th day prior to the date that the Notice of Election to Purchase is first mailed to the Record Holders.

        "Recapture Income" means any gain recognized by the Partnership (but computed without regard to any adjustment required by Sections 734 or 743 of the
Code) upon the disposition of any property or asset of the Partnership that is not a capital gain due to the recapture of certain deductions previously taken with respect to such property or asset.

        "Record Date" means the date established by the Managing General Partner for determining (a) the identity of Limited Partners entitled to notice of or to vote at any meeting of Limited Partners or entitled to vote by ballot or give consent to Partnership action in writing without a meeting or entitled to exercise rights in respect to any other lawful action of Limited Partners, or
(b) the identity of Partners entitled to receive any report or distribution.

        "Record Holder" (i) as applied to a Depositary Unit, means the Person in whose name the Depositary Receipt is issued, and in whose name the Depositary Units evidenced thereby are registered on the books of the depositary or a Transfer Agent as of the close of business on a particular business day, and
(ii) as applied to the holder of a Unit that is not on deposit pursuant to the Deposit Agreement, means the Person shown as the owner of such Unit on the records of the Partnership or the Transfer Agent, as the case may be.

        "Redeemable Units" means any Units or Depositary Units for which a redemption notice has been given, and has not been withdrawn, under Section 11.6.

        "Registration Statement" means the Registration Statement on Form S-1 filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register the offering and sale by the Underwriters of the Class A Depositary Units in the Initial Offering, as it may be amended from time to time.

        "Residual Gain" or "Residual Loss" means any net gain or net loss, as the case may be, of the Partnership recognized for Federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or an Adjusted Property, to the extent such net gain or net loss is not allocated pursuant to Section 5.2(b)(i)(1) or 5.2(b)(ii)(1) to eliminate Book-Tax Disparities.

        "Sale or exchange" means a disposition for value, but shall not include
(a) the contribution by the Operating Partnership of all or substantially all of the assets of the Operating Partnership to a limited partnership or other entity organized under the laws of a State of the United States, provided that immediately after such contribution such limited partnership or other entity is controlled by the contributor, the Partnership or the Managing General Partner,

and further provided that the provisions of the limited partnership agreement or other governing documents of the limited partnership or other entity, as the case may be, to which all or substantially all the assets of the Partnership are contributed are in all material respects as favorable to the Partnership as are the provisions of the Operating Partnership Agreement as in effect immediately prior to such

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
contribution, or (b) any distribution to the Partnership of any securities or interests received by the contributor referred to in (a) above in return for any such contribution.

        "Secondary Account" means a separate Accounting Unit maintained throughout the term of the Partnership in which there shall be reflected the Capital Contribution of the Original Secondary Account Property and all other Capital Contributions attributed to such Accounting Units, the results of the ownership, operation, maintenance and sale or other disposition of the Timber Interests, or other assets or properties of the Partnership following the expiration of the Initial Term, and such results during the Initial Term as provided in Article IV hereof, and all charges, credits and distributions in respect of such Accounting Unit as provided in this Agreement.

        "Secondary Account Factor" means (a) with respect to timber located on a particular tract of Timberland or a particular aggregation of Standing Timber contributed to, purchase by or sold by the Partnership, that percentage of the total Agreed Value assigned, purchase price paid or sales price received, whichever the case may be, of such timber arrived at by subtracting the Primary Account Factor with respect to such timber from 100% and (b) with respect to the land attributable to a tract of Timberland contributed to, purchase by or sold by the Partnership, 100% of the total Agreed Value assigned, purchase price paid or sales price received, whichever the case may be, with respect to such land.

        "Secondary Account Percentage Interest" means (a) as to the Managing General Partner, 0.99%, (b) as to the Special General Partner, 0.01%, (c) as to a Class A Limited Partner or Class A Assignee, the product of (i) 4% multiplied by (ii) the Class Percentage Interest of such Partner with respect to Class A Units, as of the date of such determination, and (d) as to a Class B Limited Partner or Class B Assignee, the product of (i) 95% multiplied by (ii) the Class Percentage Interest of such Partner which respect to Class B Units, as of the date of such determination.

        "Secondary Account Portion" of a Timber Interest means that portion of the Agreed Value or Net Agreed Value, whichever the case may be, of such Timber Interest arrived at by multiplying (a) the Secondary Account Factor times (b) the Agreed Value or Net Agreed Value, whichever the case may be, of such Timber Interest.

        "Secondary Account Value" means, as of any date of determination, the aggregate net value of assets attributed to the Secondary Account, such net value arrived at by dividing the amount attributed to the Secondary Account through application of the Accounting Unit Valuation Formula, as of such date of determination, by 99%.


        "Section 631(a) Cut" means a cutting or harvesting of timber that qualifies for capital gains treatment under Section 631(a) of the Code (or any successor thereto).

        "Section 631(b) Sale" means a sale or other disposition of timber that qualifies for capital gains treatment under Section 631(b) of the Code (or any successor thereto).

        "Special General Partner" means IP or its successor.

        "Standing Timber" means timber that has not been cut, harvested or otherwise severed from the land, the Partnership's ownership interest in which is pursuant to a Timber Deed or a Timber Cutting Contract.

        "Substantially all of the assets of the Partnership" and "substantially all of the assets of the Operating Partnership" means assets of the Partnership or the Operating Partnership, respectively, with a fair market value exceeding 50 percent of the fair market value of all of the assets of the respective entity, as determined in good faith by the Managing General Partner.

        "Substituted Class A Limited Partner" means a person who is admitted to the Partnership as a Class A Limited Partner pursuant to this Agreement in place of and with all the rights of a Class A Limited Partner pursuant to Section 12.2.

        "Substituted Class B Limited Partner" means a person who is admitted to the Partnership as a Class B Limited Partner pursuant to this Agreement in place of and with all the rights of a Class B Limited Partner pursuant to Section 12.2.

        "Substituted Limited Partner" means a person who is admitted to the Partnership as a Substituted Class A Limited Partner, a Substituted Class B Limited Partner, or a person who is admitted to the Partnership as a Limited Partner with respect to any other Class of Units in place of and with all the rights of a Limited Partner pursuant to Section 12.2, as the case may be.

        "Texas Act" shall have the meaning assigned to it in Section 1.1.

        "Timber Cutting Contracts" means a contract pursuant to which the Partnership is granted the right to cut timber on another Person's Timberlands subject to payment of a stipulated price per unit of timber as the timber is cut.

        "Timber Deed" means an instrument pursuant to which the Partnership is granted fee ownership of Standing Timber.

        "Timber Interests" means direct or indirect interests in timber properties (including roads or any other related properties) held through Timber Deeds, Timber Cutting Contracts or fee interests in Timberland.

        "Timberland" means a fee interest in land suitable for the development, cultivation and growth of commercial timber stands.


        "Transfer Agent" means the Depositary or any bank, trust company or other Person appointed by the Partnership to act as transfer agent for Depositary Receipts.

        "Transfer Application" means an application and agreement for transfer of Depositary Units in the form set forth on the back of the Depositary Receipt or in a form substantially to the same effect in a separate instrument by which a transferee requests admission as a Substituted Limited Partner, agrees to be bound by the terms and conditions of this Agreement, grants a power of attorney to the Managing General Partner and, if a U.S. citizen,, certified under penalties of perjury that he is a U.S. citizen.

        "Transferred Gain" means that part of any gain (which may include such gain in its entirety) ultimately recognized upon the disposition of property that was originally acquired upon an involuntary conversion qualifying under
Section 1033 of the Code, or a like-kind exchange qualifying under Section 1031 of the Code, which part, but for Section 5.2(e), would be attributed to an Accounting Unit under the provisions of Sections 5.2(a) or 5.2(b) other than the Accounting Unit to which such part would have been attributed had it been recognized upon such involuntary conversion or like-kind exchange.

        "Triggering Event" means (i) that point in time when IP beneficially owns, directly or indirectly, (A) during the Initial Term, less than 50% of the then outstanding Percentage Interests of either the Class A Units or the Class B Units, or (B) after the Initial Term, less than 50% of the then outstanding Percentage Interests of all Classes of Units; or (ii) the execution and delivery by IP of a definitive agreement to sell, or a determination of IP to distribute, Partnership Interests which, if sold or distributed, would result in, or the occurrence of any other event that within 90 days after the occurrence thereof would result in, IP beneficially owning, directly or indirectly (A) during the Initial Term, less than 50% of the then outstanding Percentage Interests of either the Class A Units or the Class B Units, or (B) after the Initial Term, less than 50% of the then outstanding Percentage Interests of all Classes of Units; or (iii) the distribution by IP of securities convertible into, or rights or warrants to acquire, Partnership Interests which, if fully converted or exercised, (A) during the Initial Term, would reduce to less than 50% IP's ownership of the then outstanding Percentage Interests of either the Class A Units or the Class B Units, or (B) after the Initial Term, would reduce to less than 50% IP's ownership of the then outstanding Percentage Interests of all Classes of Units; provided, however, that if such securities, rights or warrants are redeemable by IP immediately following their distribution, a Triggering Event shall not be deemed to have occurred unless and until such securities, rights or warrants are no longer redeemable by IP. To the extent that the term "Triggering Event" as defined in Section 6(c) of Article Four of the IPFR Charter is amended or modified, the foregoing definition of Triggering Event shall be modified in conformity therewith.

        "Underwriters" means those underwriting firms listed in the Underwriting Agreement or an exhibit or schedule thereto that purchased Class A Units from the Partnership.


        "Underwriting Agreement" means that certain underwriting agreement, dated March 7, 1985, between the Partnership and the Underwriters with respect to the purchase of certain Class A Units by the Underwriters.

        "Unit" means a Partnership Interest of a Limited Partner or Assignee in the Partnership representing such fractional part of the Partnership Interest of all the Limited Partners and Assignees as shall be determined by the Managing General Partner pursuant to this Agreement. For all purposes of this Agreement, the purchase, acquisition, sale, transfer or other disposition of a Unit shall be deemed to refer to an appropriate transaction by which the holder of a Unit assigns the Partnership Interest evidenced thereby to another person as assignee under the Texas Act.

        "Unit Price" of a Unit or a Depositary Unit means, as of any date of determination, (a) if such Unit or Depositary Unit is one of a Class of Depositary Units listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sale prices per Depositary Unit regular way or, in case no such reported sales take place on any such day, the average of the last reported bid and asked prices per Depositary Unit regular way, in either case on the principal National Securities Exchange on which such Depositary Units are listed or admitted to trading, for the five trading days immediately preceding the date of determination; (b) if such Unit or Depositary Unit is not a Class of Depositary Units listed or admitted to trading on a National Securities Exchange but is of a class quoted by NASDAQ, the average of the closing bid and ask prices per Depositary Unit for the five trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the Managing General Partner for such purpose, if said bureau is not at the time furnishing quotations; or (c) if such Unit or Depositary Unit is not of a Class of Depositary Units listed for trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of such Unit as of such date of determination, as determined by the Managing General Partner using any reasonable method of valuation it may select.

        "Unrealized Gain" attributable to a partnership property means, as of any date of determination the excess, if any, of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 3.5(d) as of such date).

        "Unrealized Loss" attributable to a Partnership property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 3.5(d) as of such date) over the fair market value of such property as of such date of determination.

SECTION 19.2  Addresses and Notices.

        The address of each Partner for all purposes shall be the address set forth on the books and records of the Partnership. Any notice, demand, request or report required or permitted to be given or made to a Partner under this

Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent to the Partner at such address by first class mail or by other means of written communication.

SECTION 19.3  Titles and Captions.

        All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

SECTION 19.4  Pronouns and Plurals.

        Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

SECTION 19.5    Further Action.

        The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement.

SECTION 19.6    Binding Effect.

        This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 19.7    Integration.

        This agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 19.8    Creditors.

        None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

SECTION 19.9    Waiver.

        No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

SECTION 19.10   Counterparts.

        This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart. Each party shall become bound by the Agreement immediately upon affixing its signature hereto, independently of the signature of any other part.

SECTION 19.11   Applicable Law.

        This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law.

SECTION 19.12   Invalidity of Provisions.

        If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 19.13   Opinions Regarding Taxation as a Partnership.

        Notwithstanding any other provision of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership be furnished an Opinion of Counsel or an Opinion of Independent Counsel to the effect that the proposed transaction would not result in the Partnership being treated as an association taxable as a corporation for Federal income tax purposes, shall not be applicable if the Partnership is at such time treated in all material respects as a corporation for Federal income tax purposes.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned parties on this ___day of ______________, 1988.

                            MANAGING GENERAL PARTNER:

                            IP FOREST RESOURCES COMPANY

ATTEST:                     By:_________________________

By:_________________________

                            SPECIAL GENERAL PARTNER:

                            INTERNATIONAL PAPER COMPANY

ATTEST:                     By:_________________________

By:_________________________

                            LIMITED PARTNERS:
                                    All Limited Partners now and
                                    hereafter admitted as limited
                                    partners of the Partnership,
                                    pursuant to Powers of
                                    Attorney now and hereafter
                                    executed in favor of, and
                                    delivered to, the Managing
                                    General Partner

                            By:     IP FOREST RESOURCES COMPANY
                                     Attorney-in-fact for all Limited Partners

ATTEST:                     By:_________________________

By:_________________________

STATE OF
COUNTY OF

        Subscribed to and sworn before me this ___ day of _____, 1988.

                              ___________________________
                                    Notary Public

                                                                         ANNEX I

                                   CERTIFICATE
                                       for
                         CLASS A LIMITED PARTNERS' UNITS
                                       in
                              IP TIMBERLANDS, LTD.

No._________________                                               CLASS A UNITS

      IP FOREST RESOURCES COMPANY, as the Managing General Partner of IP TIMBERLANDS, LTD., a Texas limited partnership ("IPT"), hereby certifies that __________ is a Class A Limited Partner of IPT, as set forth in the Agreement of Limited Partnership under which IPT was organized and is existing and in its Certificate of Limited Partnership, as amended, filed for record in the Office of the Secretary of State of the State of Texas (copies of which are on file at IPT's principal office in New York, New York) and is the owner of __________ Class A Units of limited partnership interest in IPT (the "Class A Units").

      This Certificate is not negotiable or transferable except by operation of law; provided, however, that this Certificate, when coupled with an assignment in the form set forth on the reverse hereof (or otherwise sufficient to convey an interest in a limited partnership pursuant to the Texas Revised Limited Partnership Act), duly executed in blank or assigned to a named assignee, may be deposited pursuant to the terms of the Deposit Agreement as defined in said Agreement of Limited Partnership, to which reference is hereby made for a statement of the rights, preferences and limitations pertaining to the Units.

      The Class A Units evidenced by this Certificate are subject to redemption if IPT makes certain determinations as to the holder's citizenship status and the effect thereof, as provided in the Agreement of Limited Partnership of IPT. Subject to certain limitations, the Class A Units evidenced by this Certificate are subject to purchase by International Paper Company at any time after December 31, 1987, as provided in Section 18.1 of the Agreement of Limited Partnership of IPT.

DATED:____________________________   IP FOREST RESOURCES COMPANY

                                     Managing General Partner of IP Timberlands,
                                     Ltd.
ATTEST:

By:_______________________________   By:________________________________________

                      [Form of Reverse Side of Certificate]

                  ASSIGNMENT OF CLASS A LIMITED PARTNERS' UNITS

      FOR VALUE RECEIVED, the undersigned (the "Assignor") hereby assigns, conveys, sells and transfers unto

   _____________________________      ______________________________
   Please insert Social Security      Please print or typewrite name
       or other identifying               and address of Assignee
        number of Assignee

all right and interest of the Assignor in the aforementioned Class A Units, and irrevocably constitutes and appoints the Managing General Partner of IP Timberlands, Ltd. ("IPT") as its attorney-in-fact with full power of substitution in the premises to transfer the same on the books of IPT and to file and record an amendment to said Agreement of Limited Partnership and Certificate of Limited Partnership.

Date: _____________________         Signature:__________________________________

Signature Guaranteed

      NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with IPT or its transfer agent, must be forwarded with this Certificate. The signature must be guaranteed by an authorized employee of a bank, trust company or member of a national securities exchange.

                                                                        ANNEX II

                                   CERTIFICATE
                                       for
                         CLASS B LIMITED PARTNERS' UNITS
                                       in
                              IP TIMBERLANDS, LTD.

No._________________________                                     CLASS B UNITS

      IP FOREST RESOURCES COMPANY, as the Managing General Partner of IP TIMBERLANDS, LTD., a Texas limited partnership ("IPT"), hereby certifies that __________ is a Class B Limited Partner of IPT, as set forth in the Agreement of Limited Partnership under which IPT was organized and is existing and in the First Amended and Restated Certificate of Limited Partnership filed for record in the Office of the Secretary of State of the State for Texas (copies of which are on file at IPT's principal office in New York, New York) and is the owner of __________ Class B Units of limited partnership interest in IPT (the "Class B Units").

      This Certificate is not negotiable or transferable except by operation of law; provided, however, that this Certificate, when coupled with an assignment in the form set forth on the reverse hereof (or otherwise sufficient to convey an interest in a limited partnership pursuant to the Texas Revised Limited Partnership Act), duly executed in blank or assigned to a named assignee, may be deposited pursuant to the terms of the Deposit Agreement as defined in said Agreement of Limited Partnership, to which reference is hereby made for a statement of the rights, preferences and limitations pertaining to the Units.

      The Class B Units evidenced by this Certificate are subject to redemption if IPT makes certain determinations as to the holder's citizenship status and the effect thereof, as provided in the Agreement of Limited Partnership of IPT. Subject to certain limitations, the Class B Units evidenced by this Certificate are subject to purchase by International Paper Company at any time after December 31, 1987, as provided in Section 18.1 of the Agreement of Limited Partnership of IPT.

DATED:____________________________   IP FOREST RESOURCES COMPANY

                                     Managing General Partner of IP Timberlands,
                                     Ltd.
ATTEST:

By:_______________________________   By:________________________________________

                      [Form of Reverse Side of Certificate]

                  ASSIGNMENT OF CLASS B LIMITED PARTNERS' UNITS

      FOR VALUE RECEIVED, the undersigned (the "Assignor") hereby assigns, conveys, sells and transfers unto

   _____________________________      ______________________________
   Please insert Social Security      Please print or typewrite name
       or other identifying               and address of Assignee
        number of Assignee

all right and interest of the Assignor in the aforementioned Class B Units, and irrevocably constitutes and appoints the Managing General Partner of IP Timberlands, Ltd. ("IPT") as its attorney-in-fact with full power of substitution in the premises to transfer the same on the books of IPT and to file and record an amendment to said Agreement of Limited Partnership and First Amended and Restated Certificate of Limited Partnership.

Date: _____________________         Signature:__________________________________

Signature Guaranteed

      NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with IPT or its transfer agent, must be forwarded with this Certificate. The signature must be guaranteed by an authorized employee of a bank, trust company or member of a national securities exchange.

No assignment of the Class A Depositary Units evidenced by a Depositary Receipt will be registered on the books of the Depositary or of IP Timberlands, Ltd. unless an Application for Transfer of Class A Depositary Units has been executed by an assignee either (1) on the form of Transfer Application set forth below or
(2) on a separate Transfer Application on a form that the Depositary or IP Timberlands, Ltd. will furnish on request and without charge. An assignor of a Depositary Receipt shall have no duty to the assignee with respect to the requirement of delivery of an executed Transfer Application in order for the assignee to obtain registration of the transfer of the Depositary Receipt.

              APPLICATION FOR TRANSFER OF CLASS A DEPOSITARY UNITS

      The undersigned ("Applicant") hereby applies for transfer to the name of the Applicant of the Class A Depositary Units evidenced by the within Receipt and hereby (i) agrees to be bound by the terms and conditions of the Deposit Agreement and the Receipt, (ii) requests admission as a Substituted Class A Limited Partner in IP Timberlands, Ltd. ("IPT") and agrees to be bound by the Agreement of Limited Partnership of IPT and (iii) appoints the Managing General Partner of IPT as his attorney to execute, swear to, acknowledge and file any document, necessary or appropriate for the Applicant's admission as a Substituted Class A Limited Partner in IPT and as a party to the Agreement of Limited Partnership of IPT, if consent to such admission is given by the Managing General Partner in its sole discretion.


Dated:_______________________________     ______________________________________
                                                   Residence Address

_____________________________________     ______________________________________
       Social Security or other                 Signature of Applicant
    identifying number of Applicant

      Purchase Price:_____________________
      (including Commissions, if any)

Type of Entity (Check One):

[ ] Individual  [ ] Partnership [ ] Corporation  [ ] Trust  [ ] Other (specify)

      Nationality (Check One):

      [ ]       U.S. Citizen, Resident or Domestic Entity;

      [ ]       Foreign corporation, or [ ] Non-resident alien

      If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing ("Nominee"), and is holding for the account of any Person, this application should be completed by an officer thereof, or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a Person performing a similar function. Pursuant to temporary regulations under Section 1445 of the Internal Revenue Code, notice is hereby provided to all Nominees that unless certification of non-foreign status is timely provided to IPT as to the citizenship status of any beneficial interest holder, IPT will withhold with respect to such interest as required under Section 1445.

- --------------------------------------------------------------------------------
If the U.S. Citizen, Resident or Domestic Entity Box is checked, the
Certification on the reverse side hereof must be completed.
- --------------------------------------------------------------------------------

      If the U.S. Citizen, Resident or Domestic Entity Box is checked, the following Certification must be completed.

      Under Section 1445(e) of the Internal Revenue Code, IPT must withhold tax with respect to certain transfers of property if a holder of an interest in IPT is a foreign person. To inform IPT that no withholding is required with respect to the undersigned Applicant's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest holder).

      Complete Either A or B.

      A.      Individual Applicant:

              1. I am not a non-resident alien for purposes of U.S. income taxation;

              2. My U.S. taxpayer identifying number (Social Security Number) is __________; and

              3.      My home address is ______________________________.

      B.      Entity Applicant:

              1. ____________________(Name of Applicant) is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

              2. The Applicant's U.S. employer identification number is __________; and

              3. The Applicant's office address is ____________________ and place of incorporation (if applicable) is
                      ____________________

      The Applicant understands that this certification may be disclosed to the Internal Revenue Service by IPT and that any false statement contained herein could be punishable by fine, imprisonment, or both.

      Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, (and, if applicable, I further declare that I have authority to sign this document on behalf of ______________________________)
                                    Name of Applicant

                                    ____________________________________________
                                    Signature and Date

                                    ____________________________________________
                                    Title (if applicable)